D·R·HORTON® DHI Listed NYSE
America's Builder

HOME PURCHASE AGREEMENT

In consideration of the reciprocal covenants stated herein, **D.R. Horton, Inc. – Birmingham, an Alabama corporation**, ("Seller") and **Arrived Holdings, INC** (collectively, "Purchaser") agree as follows:

1. CONVEYANCE. Seller shall sell to Purchaser and Purchaser shall purchase from Seller all that certain parcel or tract of land with a street address of **274 CHELSEA PARK ROAD**, more particularly described as Lot **1776**, Block , **Chelsea Park Sector 17** Subdivision (the "Lot") in **CHELSEA** , **AL**, **SHELBY** county, together with all improvements thereon and all appurtenances thereto, but less and except all rights, titles and interests to all oil, gas, water, petroleum, natural gas, coal, lignite and other minerals and hydrocarbons, and all geothermal energy and resources, located in whole or in part on, in or under the Lot and / or that may be produced or extracted from the Lot. The interests to be conveyed pursuant to this Home Purchase Agreement (the "Agreement") are hereinafter collectively referred to as the "Property."

2. PURCHASE PRICE AND METHOD OF PAYMENT. Subject to adjustment as may be provided herein, the Purchase Price for the Property shall be: **Three Hundred Seven Thousand Eight Hundred Forty Five and 00/100 Dollars ($307,845.00)** to be paid in cash as provided herein. The following is a breakdown of the Purchase Price as of the Effective Date (defined in Section 19 below):

Base Price	**$307,900.00**
Plus Lot Premium	**+ $2,000.00**
Plus Options Selected To Date	+ Total DEC Options: **$ 0.00** + Total POS Options: **$3,945.00**
Incentives	**- <$6,000.00>**
Total Purchase Price	**$307,845.00**

The terms of the subsection (a or b) checked below shall also apply. Purchaser acknowledges that the above-stated Incentives are subject to the terms and conditions (including, without limitation, closing deadlines) set forth in Seller's marketing materials pertaining to such Incentives.

☒ **a. No Financing Contingency.**

Purchaser shall pay to Seller the Purchase Price in cash at Closing (see Section 16 below). Within ten (10) business days after the Effective Date, Purchaser shall provide documentation to Seller that will verify to Seller's reasonable satisfaction that Purchaser has the available funds necessary to purchase the Property according to the terms of this Agreement. If Purchaser does not provide such documentation to Seller within that time period, then Seller may at its option terminate this Agreement by providing written notice to Purchaser of termination, in which event Seller shall retain the Earnest Money (see Section 4(b) below) and neither party shall have any further obligation or liability to the other hereunder.

○ **b. Financing Contingency**

(1) Purchaser shall use its best efforts to obtain a loan in the principal amount of no more than _0__% percent of the Purchase Price, reduced to the next lowest hundred dollars, (the "Loan") to be secured by a first priority mortgage on the Property. The proceeds of the Loan, together with the balance of the Purchase Price, shall be paid to Seller by Purchaser in cash or other immediately available funds at Closing.

(2) Purchaser shall apply for the Loan within three (3) business days after the Effective Date. **Failure by Purchaser to apply for the Loan within that time-period or to pursue approval of the Loan diligently thereafter shall constitute a material breach of this Agreement by Purchaser**. Within seven (7) days after the Effective Date, Purchaser shall provide Seller with written evidence from Purchaser's lender confirming that Purchaser has been prequalified for the Loan (the "Prequalification Letter"). Within twenty-one (21) days of the Effective Date, Purchaser shall provide Seller with a letter from Purchaser's lender confirming that the Loan has been conditionally approved (the "Conditional Approval Letter"). Within thirty (30) days after the Effective Date, Purchaser shall provide Seller with a letter from Purchaser's lender confirming that the Loan has been fully and finally approved, with no conditions or contingencies (the "Final Approval Letter"). If Purchaser fails to provide the Prequalification Letter, Conditional Approval Letter or the Final Approval Letter to Seller by the respective deadlines stated above, then Seller, at Seller's option, may terminate this Agreement upon written notice to Purchaser, in which event the Earnest Money shall be refunded to Purchaser if Purchaser is not in breach of this Agreement, and thereafter neither party shall have any further liability or obligation to the other hereunder.

(3) Purchaser acknowledges that there are many different loan programs available from many different lenders. If the loan approval obtained by Purchaser contains any contingencies, Seller may require the satisfaction of those contingencies within the time period specified for obtaining the Final Approval Letter and terminate this Agreement if those contingencies are not waived or satisfied within that time; in which event, the Earnest Money shall be refunded to Purchaser, and neither party shall thereafter have any further liability or obligation to the other hereunder.

(4) Purchaser understands and acknowledges that certain loan/credit approvals are only valid for up to one hundred twenty (120) days. Purchaser shall update loan/credit approval documentation as needed in order to maintain current loan approval up until the date of closing. Purchaser agrees to execute all papers and perform all other actions necessary to obtain the Loan and to accept the Loan if approved by lender. Purchaser shall, in addition to the payment of principal and interest upon the Loan, pay at Closing such amounts as may be required by the lender to establish or maintain an escrow for insurance, property taxes or private mortgage insurance.

(5) **FOR FHA/VA LOANS ONLY:**

(i) **FHA Amendatory Clause.** If Purchaser applies for and obtains a commitment for an FHA-insured loan, then, notwithstanding any other provisions of this Agreement, Purchaser shall not be obligated to complete the purchase of the Property or to incur any penalty, by forfeiture of earnest money or any other deposit, or otherwise, unless Purchaser has been given, in accordance with HUD/FHA requirements, a written statement by the Federal Housing Commissioner or a Direct Endorsement lender setting forth the appraised value of the Property of not less than $307,845.00. Purchaser shall have the privilege and option of proceeding with consummation of the Agreement without regard to the amount of the appraised valuation. The appraised valuation is arrived at to determine the maximum mortgage the Department of Housing and Urban Development will insure. HUD does not warrant the value or condition of the Property. Purchaser should satisfy himself/herself that the price and condition of the Property are acceptable.

(ii) **Escape Clause for VA Loans:** It is expressly agreed that, if Purchaser applies for and obtains a commitment for a VA-guaranteed mortgage loan, then, notwithstanding any other provisions of the Agreement, Purchaser shall not incur any penalty, by forfeiture of earnest money or any other deposit, or otherwise, nor shall Purchaser be obligated to complete the purchase of the Property if the Purchase Price or cost exceeds the reasonable value of the Property established by the Department of Veterans Affairs. Purchaser shall, however, have the privilege and option of proceeding with the consummation of the Agreement without regard to the amount of the reasonable value established by the Department of Veterans Affairs (Authority: 38 U.S.C. 501, 3703(c)(1)).

(iii) **Additional Funding:** Purchaser agrees that, should Purchaser elect to complete the purchase of the Property at an amount in excess of the appraised value, Purchaser shall pay such excess amount in cash from a source Purchaser agrees to disclose to the FHA or VA (as applicable) and that Purchaser represents will not be from borrowed funds, except as approved by the FHA or VA (as applicable).

3. FINANCIAL INFORMATION. Purchaser acknowledges that Purchaser's financial situation may affect Purchaser's ability to obtain a loan and/or purchase this Property. Purchaser further acknowledges that it is important for the Seller to know Purchaser's financial situation and Purchaser's ability to obtain financing. Purchaser hereby grants permission for the Seller to contact any mortgage company or financial institution to which Purchaser may apply for a loan and to discuss Purchaser's financial situation and prospects of obtaining a loan. Purchaser hereby authorizes any mortgage company or financial institution from which Purchaser may seek a loan to discuss Purchaser's financial status with the Seller and to provide the Seller with any documentation or information regarding said financial status, including but not limited to Purchaser's credit score. **Purchaser hereby authorizes and directs the settlement agent conducting the Closing to disclose to Seller the type of mortgage loan obtained by Purchaser (e.g., FHA, VA, USDA, Conventional) to purchase the Property.**

4. DEPOSITS.

a. Earnest Money. The parties acknowledge that, as of the Effective Date, Purchaser has deposited with Seller earnest money in the amount of **$30,785.00** (the "Initial Deposit"). The Initial Deposit and any additional deposits of earnest money paid by Purchaser (the "Additional Deposits") are referred to hereinafter as the "Earnest Money", both individually and collectively. Purchaser acknowledges that except as provided in subsection c below, all Earnest Money shall be deposited into Seller's operating account, and Seller shall be entitled to immediate use of those funds. Deposits of Earnest Money shall be made by Purchaser in accordance with the following schedule:

Earnest Deposits					
Due Date	Collection Date	Payment Type	Check Number	Deposit Amount	Collection Amount
01/12/2022				$30,785.00	$30,785.00
Note: certified check to be mailed in within 48 hrs					
	01/12/2022	Cashier's Check	999999		$30,785.00
	Note: Actual check to be mailed out within 48 hrs				
			Total	**$30,785.00**	**$30,785.00**

b. Application and Disposition. At Closing, the Earnest Money shall be credited to Purchaser against the Purchase Price; otherwise, the Earnest Money shall be retained by Seller or refunded to Purchaser as provided herein.

c. Deposits of VA Borrowers.

i. Purchaser Notice Regarding Mortgage Loan. Purchaser hereby represents that it [*SELECT ONE*] ○ DOES / ⊗ DOES NOT intend to apply for and obtain a mortgage loan guaranteed by the U.S. Department of Veterans Affairs (a "*VA Loan*") to purchase the Property. **IF PURCHASER DOES NOT CURRENTLY INTEND TO OBTAIN A VA LOAN, BUT LATER DECIDES TO OBTAIN A VA LOAN, PURCHASER SHALL PROMPTLY NOTIFY SELLER IN WRITING.**

ii. Trust Account; Disbursement. Notwithstanding any other provision of this Agreement, if Purchaser obtains a VA Loan, then the Earnest Money, Option Money (hereinafter defined), and all other sums deposited by Purchaser pursuant to this Agreement (collectively, the "*Deposits*") shall be deposited in a trust account that is safeguarded from the claims of creditors of Seller until the Deposits are (A) disbursed at Closing or (B) otherwise applied or disbursed in accordance with the terms of this Agreement.

5. SURVEY. Seller makes no warranty or representation whatsoever regarding any matter that would be shown or revealed by an accurate survey of the Property. Purchaser acknowledges this disclaimer by Seller of any warranty or representation regarding matters of survey, and hereby elects as follows (CHECK APPLICABLE OPTION):

⊗ **No Survey** – Purchaser elects not to obtain a current plat of survey of the Property, and Purchaser shall not be charged for a survey at Closing. Purchaser acknowledges that any title insurance policy issued in favor of Purchaser may contain an exception from coverage for all matters that would be revealed by a current survey of the Property.

○ **Survey** – Purchaser elects to obtain a current plat of survey of the Property. As an accommodation to Purchaser, at

Closing Seller shall provide Purchaser with a plat of survey of the Property performed by an independent, licensed surveyor for the benefit of Purchaser, showing all structures and other improvements located on the Property as of the date of the survey. The survey shall be suitable for use by Purchaser to obtain title insurance for the Property without the standard exception for matters that would be shown or revealed by a current survey of the Property. Purchaser shall be responsible for the cost of the survey (not to exceed Four Hundred Dollars ($400)) and shall pay such cost at Closing. Seller may advance the cost of the survey for Purchaser, in which event Purchaser shall reimburse Seller at Closing. Seller makes no warranty or representation whatsoever regarding the quality, accuracy or reliability of any survey of the Property obtained for the benefit Purchaser pursuant to this subsection, and Purchaser shall look solely to the surveyor for same.

6. WARRANTY OF TITLE. Seller shall convey insurable fee simple title in and to the Property to Purchaser at Closing by statutory warranty deed (the "Deed"), subject to: (a) zoning ordinances affecting the Property; (b) utility, drainage and other easements, deed restrictions or other conditions or restrictions of record upon which do not prevent use or enjoyment of the Lot or the House constructed thereon; (c) subdivision covenants, conditions and restrictions; (d) all matters shown on the final plat for the subdivision where the Property is located; (e) all prior conveyances and/or reservations of all rights, titles and interests to all oil, gas, water, petroleum, natural gas, coal, lignite and other minerals and hydrocarbons, and all geothermal energy and resources, located in whole or in part on, in or under the Lot and/or that may be produced or extracted from the Lot; and (f) any matters that would be shown or revealed by a current survey of the Lot. "Insurable title" shall mean title which a title insurance company licensed to do business in Alabama will insure at its regular rates, subject only to its standard exceptions and those exceptions listed in subsections (a) through (e) above.

7. TITLE EXAMINATION. Purchaser shall have until ten (10) days prior to the Closing Date (as defined in Section 16 below) to examine title to the Property and to furnish Seller with a written statement of any exceptions to insurable title. If Purchaser does not serve Seller with notice of exception to insurable title prior to that date, Purchaser shall have waived any objection to title to the Property as it existed as of the Effective Date. If Purchaser does serve such notice on Seller prior to that date, the notice shall specify and itemize the exceptions to insurable title. If Seller does not remove any exceptions to insurable title within a reasonable time, Purchaser shall have the right to terminate this Agreement and to receive a refund of the Earnest Money and Option Money (as defined in Exhibit A), if any, paid to Seller. Under no circumstances shall Seller be obligated or required to remove or cure any exception to title to the Property that is a permissible exception to insurable title as defined in Section 6 above.

8. DESTRUCTION. If the home built on the Lot is either totally destroyed or substantially damaged (as determined by Seller in its sole discretion) before Closing, either party may terminate this Agreement by written notice to the other within ten (10) days after the date of such destruction. From and after the Closing (see Section 16 below), all risk of loss to the Property shall be upon Purchaser.

9. INSPECTION.

a. Procedure. Prior to Closing, Seller shall have the right to deny access to the Lot to any person at any time, as Seller determines in its sole discretion. However, Purchaser or a professional home inspector contracted by Purchaser shall have the right to enter upon the Property at reasonable times during normal business hours for the purpose of inspecting, examining, testing and surveying the Property, solely at Purchaser's expense, provided that any such inspection must meet the following requirements and conditions (collectively, "Inspections"):

(1) Inspections by Purchaser:

(a) All Inspections by Purchaser must be scheduled through Seller's sales agent in the Subdivision. These Inspections must be scheduled at least ten (10) business days in advance, must take place during normal working hours (Mon. – Fri. 8:00AM to 4:00PM) and must be in accordance with the Community Construction Superintendent's production schedule.

(b) Seller or its appointed representative shall have the right to accompany Purchaser during the Inspections.

(2) Inspections by an independent professional home inspector:

(a) All Inspections by a professional home inspector must be scheduled through the Community Construction Superintendent at least seven (7) days in advance and must take place during normal working hours (Mon. – Fri. 8:00AM to 4:00PM). All requests for appointments to conduct an Inspection shall be subject to the Community Construction Superintendent's production schedule. NO INSPECTIONS WILL BE ALLOWED THAT HAVE NOT BEEN SCHEDULED WITH THE COMMUNITY CONSTRUCTION SUPERINTENDENT AT LEAST SEVEN (7) DAYS IN ADVANCE. SELLER WILL NOT DELAY CONSTRUCTION OR CLOSING TO ACCOMMODATE INSPECTIONS.

(b) Seller or its appointed representative shall have the right to accompany the home inspector during the Inspection.

(c) The home inspector must maintain all business licenses required by state and local law and must be: (i) either a licensed professional engineer, or (ii) a full-time home inspector and a member of the American Society of Home Inspectors, Inc. Furthermore, if the home inspector intends to use a drone at any time on or around the Property, the home inspector must be licensed by the Federal Aviation Administration to operate the drone. The home inspector must provide the Community Construction Superintendent with proof of all licenses and certifications required by this subsection (c) prior to, and as a requirement for, making an appointment for the Inspection.

(d) The home inspector must furnish Seller with proof that the home inspector has: (i) worker's compensation insurance in accordance with applicable law; (ii) errors and omissions insurance with coverage of no less than $300,000 per occurrence; (iii) general liability insurance with coverage of no less than $300,000.00 per occurrence; and (iv) if the home inspector intends to use a drone at any time on or around the Property, aviation liability insurance with coverage of no less than $1,000,000.00 per occurrence. The home inspector must provide the Community Construction Superintendent with proof of all insurance coverages required by this subsection (d) prior to, and as a requirement for, making an appointment for the Inspection.

Failure by Purchaser to follow the procedures set forth in this subsection shall constitute a material breach of this Agreement. Unauthorized entry onto the Lot by Purchaser, its agents or contractors shall constitute a material breach of this Agreement.

THE CLOSING SHALL NOT BE DELAYED DUE TO PURCHASER'S FAILURE TO SCHEDULE AND CONDUCT ALL

INSPECTIONS SUFFICIENTLY IN ADVANCE OF CLOSING TO ALLOW SELLER TO ADDRESS ISSUES, IF ANY, IDENTIFIED BY THE INSPECTIONS.

b. Purchaser's Indemnity. Purchaser assumes all responsibility for the acts of Purchaser, Purchaser's agents, contractors or representatives in exercising Purchaser's rights under this Section, and shall indemnify and hold Seller harmless, to the extent permitted by applicable law, from any loss or expense Seller may suffer as a result of any claim or damage which arises directly or indirectly out of Purchaser's exercise of its rights under this Section. Notwithstanding any other provision herein, Purchaser's indemnity of Seller pursuant to this Section shall survive Closing and the termination of this Agreement for any reason.

c. Inspection Results. In the event any inspection by Purchaser or its agents or contractors reveals a purported defect in the Property, Purchaser shall provide Seller with written notice of the claim of defect and, if a professional home inspection was performed, a true and complete copy of any report produced by the home inspector. If Seller determines the claim of defect is valid, Seller shall correct or repair the defect. If Seller determines the claim of defect is not valid, Seller shall notify the Purchaser of that determination within thirty (30) days of receipt of the written notice of claim of defect. Notwithstanding any other provision herein, Seller shall not be required to correct or repair any defect in construction that does not constitute a violation of: (1) the building code of the governing jurisdiction in which the Property is located, or (2) the building guidelines and standards of the provider of the Limited Warranty pursuant to Section 14(a) below.

d. Orientation Walkthrough; Punch List: Prior to Closing, Seller and Purchaser will meet at the Property to conduct a walkthrough inspection and orientation, in accordance with Seller's standard practices (the "Initial Walkthrough"). At the conclusion of the Initial Walkthrough, Purchaser and Seller shall prepare and sign a written list of items on the Property that the parties agree should be corrected, repaired or replaced (hereinafter, the "Punch List"). Seller shall thereafter correct, repair or replace the items listed on the Punch List. Under no circumstances shall Seller be required to correct, repair or replace any items on or of the Property that are not listed on the Punch List signed by Seller. Within a reasonable amount of time after the Initial Walkthrough but prior to Closing, Seller and Purchaser shall meet at the Property to conduct a second walkthrough inspection (the "Final Walkthrough") in order to confirm which items on the Punch List have been corrected, repaired or replaced. At the conclusion of the Final Walkthrough, the parties will prepare and sign an updated Punch List reflecting the current status of each item thereon. Seller's obligation to correct, repair or replace any items that are listed on the Punch List shall survive Closing. UNDER NO CIRCUMSTANCES SHALL CLOSING BE DELAYED DUE TO SELLER'S FAILURE TO COMMENCE OR COMPLETE CORRECTION, REPAIR OR REPLACEMENT OF ANY ITEMS ON A PUNCH LIST. UNDER NO CIRCUMSTANCES SHALL FUNDS BE ESCROWED AT CLOSING TO COVER THE COST OF CORRECTION, REPAIR OR REPLACEMENT OF ANY ITEMS ON A PUNCH LIST.

10. REAL ESTATE BROKER AND COMMISSION. In negotiating this Agreement, Seller has been represented by DHI Realty of Alabama, LLC ("DHIRA"), a real estate brokerage firm licensed in Alabama. Seller hereby discloses, and Purchaser hereby acknowledges, that DHIRA is a wholly owned subsidiary of Seller acting as Seller's Single Agent (see Exhibit B attached hereto and incorporated herein) on this transaction. Purchaser further acknowledges that Seller's sales agents are employees of DHIRA and act on behalf of Seller only and have no professional or fiduciary duty whatsoever to Purchaser. Purchaser represents to Seller that Purchaser has not employed any real estate broker, agent or finder in connection with this Agreement, other than **Tom Jackson**, an agent of **KRCH Realty** ("Co-Broker"). Purchaser shall indemnify and hold Seller harmless from and against any and all liabilities, losses, costs, damages and expenses (including attorneys' fees and expenses and costs of litigation) that Seller may suffer or incur because of any claim by any broker, agent or finder, whether or not meritorious, for any compensation with regard to this transaction arising out of any acts or contracts of Purchaser, other than the Co-Broker named above. Notwithstanding any other provision herein, the provisions of this Section shall survive Closing or termination of this Agreement for any reason. Purchaser acknowledges receipt of a copy of the Real Estate Brokerage Services Disclosure form.

The Listing Company is DHI Realty of Alabama, LLC. The Listing Company is (*check up to two boxes*):

☒ An agent of the Seller.

☐ An agent of the Purchaser.

☐ An agent of both Seller and Purchaser and is acting as a limited consensual dual agent.

☐ Assisting ☐ Seller / ☐ Purchaser as a transaction broker.

The Selling Company is KRCH Realty. The Selling Company is (*check up to two boxes*):

☐ An agent of the Seller.

☒ An agent of the Purchaser.

☐ An agent of both Seller and Purchaser and is acting as a limited consensual dual agent.

☐ Assisting ☐ Seller / ☐ Purchaser as a transaction broker.

Initials [redacted] [redacted]
Buyer Seller

11. NO RELIANCE. Purchaser acknowledges that it has not relied upon the advice or representations, if any, of Seller or Seller's employees, sales agents, or other agents with regard to the legal and tax consequences of this Agreement or the terms and conditions of any proposed financing of the purchase of the Property. Purchaser acknowledges that if such matters are of concern to Purchaser, Purchaser must obtain independent, professional advice regarding them.

12. WOOD INFESTATION REPORT. At the time of Closing, Seller shall provide Purchaser with a letter or a soil treatment report

from a pest-control company licensed in Alabama certifying that the Lot has been treated within one (1) year of the date of Closing for subterranean termite infestation (the "Termite Certification"). If required by Purchaser's lender, Purchaser may obtain at Purchaser's expense a Wood Infestation Report performed by a pest-inspection company licensed in Alabama.

13. HAZARDOUS SUBSTANCES. Purchaser acknowledges that Seller makes no representation or warranty with respect to the presence or absence of toxic waste, radon, hazardous materials or other undesirable substances on the Property. SELLER HEREBY DISCLAIMS ANY LIABILITY OR RESPONSIBILITY FOR THE PRESENCE OF ANY SUCH SUBSTANCES IN, ON, UNDER OR ABOUT THE PROPERTY.

14. WARRANTIES AND DISCLAIMER.

a. Ten-Year Limited Warranty. At Closing, Seller shall provide Buyer with a written, ten-year limited warranty on the House administered by Residential Warranty Corporation ("RWC"). The terms and conditions of, and exclusions from, the ten-year limited warranty shall be as set forth in that document published by RWC entitled, "LIMITED WARRANTY, 10 YEAR LIMITED WARRANTY FOR NEW HOMES," and referred to herein as the "Limited Warranty." At Closing, Seller shall deliver to Buyer the actual Limited Warranty for the House, to be validated by RWC after Closing.

b. Manufacturers' Warranties. At Closing, Seller shall assign to Purchaser all warranties, expressed or implied, which are given by the manufacturer of any appliance or product installed in the House.

c. Disclaimer and Limitation on Seller's Liability. THE LIMITED WARRANTY GIVEN TO PURCHASER BY SELLER PURSUANT TO SUBSECTION 14a ABOVE IS TO THE EXCLUSION OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, AND SELLER HEREBY DISCLAIMS ANY AND ALL SUCH OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF HABITABILITY, MERCHANTABIITY OR FITNESS FOR A PARTICULAR PURPOSE. IN ADDITION, SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER REGARDING THE PAST, PRESENT OR FUTURE CONDITION OR USE OF ANY LANDS OR AREAS SURROUNDING THE PROPERTY OR IN THE VICINITY OF THE PROPERTY. AFTER CLOSING, SELLER SHALL HAVE NO LIABILITY OR OBLIGATION TO PURCHASER OF ANY NATURE WHATSOEVER EXCEPT AS PROVIDED IN THIS SECTION 14 OF THIS AGREEMENT, IN SECTION 9(d) ABOVE AND IN SELLER'S DEED TO PURCHASER. EXCEPT AS OTHERWISE PROVIDED IN THE LIMITED WARRANTY, SELLER SHALL NOT BE LIABLE FOR ANY REASON, UNDER ANY CIRCUMSTANCES, TO PURCHASER OR ANYONE CLAIMING THROUGH PURCHASER FOR MONETARY DAMAGES OF ANY KIND, INCLUDING SECONDARY, CONSEQUENTIAL, PUNITIVE, GENERAL, SPECIAL, OR INDIRECT DAMAGES.

Initials [redacted] [redacted]
Buyer Seller

15. MANDATORY BINDING ARBITRATION. PURCHASER AND SELLER SHALL SUBMIT TO BINDING ARBITRATION ANY AND ALL DISPUTES WHICH MAY ARISE BETWEEN THEM REGARDING THIS AGREEMENT AND/OR THE PROPERTY, INCLUDING BUT NOT LIMITED TO ANY DISPUTES REGARDING: (A) SELLER'S CONSTRUCTION AND DELIVERY OF THE HOME; (B) SELLER'S PERFORMANCE UNDER ANY PUNCH LIST OR INSPECTION AGREEMENT; AND (C) THE LIMITED WARRANTY PURSUANT TO SECTION 14 ABOVE. THE ARBITRATION SHALL TAKE PLACE IN THE COUNTY IN WHICH THE PROPERTY IS LOCATED. THE PROCEEDING SHALL BE CONDUCTED PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AND TO THE EXTENT POSSIBLE, UNDER RULES WHICH PROVIDE FOR AN EXPEDITED HEARING. THE FILING FEE FOR THE ARBITRATION SHALL BE PAID BY THE PARTY FILING THE ARBITRATION DEMAND, BUT THE ARBITRATOR SHALL HAVE THE RIGHT TO ASSESS OR ALLOCATE THE FILING FEES AND ANY OTHER COSTS OF THE ARBITRATION AS A PART OF THE ARBITRATOR'S FINAL ORDER. THE ARBITRATION SHALL BE BINDING AND FINAL, AND EITHER PARTY SHALL HAVE THE RIGHT TO SEEK JUDICIAL ENFORCEMENT OF THE ARBITRATION AWARD. NOTWITHSTANDING ANY OTHER PROVISION HEREIN, ANY DISPUTES ARISING UNDER THE LIMITED WARRANTY SHALL BE MEDIATED, ARBITRATED AND/OR JUDICIALLY RESOLVED PURSUANT TO THE TERMS, CONDITIONS, PROCEDURES AND RULES OF THAT WARRANTY PROGRAM. NOTWITHSTANDING THE FOREGOING, SELLER SHALL HAVE THE RIGHT TO INTERPLEAD ALL OR ANY PART OF THE EARNEST MONEY INTO A COURT OF COMPETENT JURISDICTION AS PROVIDED FOR IN SECTION 4 HEREIN. NOTWITHSTANDING THE FOREGOING, THE ARBITRATION PROVISIONS OF THIS SUBSECTION (B) SHALL NOT APPLY IN THE EVENT THAT THE DISPUTE RELATES TO A DEFAULT BY THE SELLER UNDER SECTION 16(F) OF THIS AGREEMENT.

Initials [redacted] [redacted]
Buyer Seller

16. CLOSING. The following shall constitute the "Closing": (a) receipt by the settlement agent of all funds necessary to close the transaction, (b) receipt by the settlement agent of the fully executed Deed for immediate recording in the applicable probate court, (c) execution of the settlement statement by Purchaser, Seller and the settlement agent, and (d) payment to Seller of the net proceeds of sale due to Seller. The date on which the settlement statement is executed by all parties is referred to herein as the "Closing Date." Closing shall not be complete until Seller has received full payment of the Purchase Price. Keys to and possession of the Property will not be delivered to Purchaser until the Closing is complete. Closing shall be scheduled and conducted as follows:

a. Closing Date. The parties agree that the Closing shall take place on or before 02/07/2022. Seller shall notify Purchaser of the final date and time of Closing at least three (3) business days in advance. Subject only to the provisions of Section 27 below, Closing shall occur no later than that date which is two (2) years after the date that Purchaser signs this Agreement.

b. Exchange at Closing. At Closing, Seller shall deliver to Purchaser the Deed for the Property, a certificate of occupancy for the house located on the Property issued by the applicable governmental authority, and, if applicable, a certificate of

final approval by the FHA or VA. At Closing, Purchaser shall pay to Seller the Purchase Price in full.

c. Place of Closing. Closing shall take place at the office of a closing agent to be selected by Purchaser in **Shelby**, Alabama, or at such other place as the parties may agree in advance.

d. Closing Costs. Seller shall pay the cost of the Termite Certification, the costs for preparation of the Deed, and the cost of any title search. Except as may be prohibited by FHA or VA regulations, Purchaser shall pay for all other costs related to the Closing, including but not limited to all recording fees, deed and transfer taxes imposed by the State of Alabama upon the recording of the Deed, the cost for preparation and issuance of an owner's policy of title insurance, the cost of any endorsements to the owner's policy of title insurance, the cost of any estoppel certificate fee charged by the Association (as defined in Section 22), any capital contribution, initial assessment or transfer fee charged by the Association, any costs and expenses associated with Purchaser's financing of Purchaser's acquisition of the Property, and any closing fee charged by the closing agent.

e. Prorations. All real property taxes for the current year, homeowner association dues and assessments for the current assessment period (but not homeowner association capital assessments due at or after the Closing) and hazard insurances premiums (if applicable), shall be prorated as of the Closing Date, using the most accurate information available on the Closing Date.

f. Completion of House. Subject only to the provisions of Section 27 below, if the House is not Complete at the time that the Purchaser signs this Agreement, Seller shall Complete the House within 2 years after the date that the Purchaser signs this Agreement. For purposes of this subsection (f), "Complete" means that the House is ready for occupancy by Purchaser, has all necessary and customary utilities extended to it, and a certificate of occupancy has been issued. Notwithstanding any provision in this Agreement to the contrary, including but not limited to Section 18(b), nothing herein shall limit Purchaser's remedies if Seller defaults under this subsection (f).

17. UTILITIES AND PERSONAL PROPERTY. Purchaser shall transfer all utilities into Purchaser's name within two (2) business days after Closing. Purchaser shall not move any personal property onto the Property prior to Closing.

18. DEFAULT; REMEDIES. The remedies specified below shall be the sole and exclusive remedies available to the parties in the event of breach of this Agreement prior to Closing or termination of this Contract, and shall be to the exclusion of all other remedies at law or in equity.

a. Purchaser's Default. If Purchaser defaults on any of its obligations hereunder prior to Closing or termination of this Contract, Seller's sole and exclusive remedy shall be to terminate this Agreement by written notice to Purchaser; whereupon, Seller shall retain all Earnest Money and Option Money (if any) paid by Purchaser to Seller as liquidated damages. Thereafter, neither party shall have any further liability or obligation to the other hereunder.

b. Seller's Default. If Seller defaults on any of its obligations hereunder prior to Closing or termination of this Contract, Purchaser's sole and exclusive remedy shall be either: (a) to terminate this Agreement by written notice to Seller, whereupon Purchaser shall be entitled to recover all Earnest Money and Option Money (if any) paid to Seller, or (b) to seek specific performance of this Agreement by serving written notice of default on Seller and by instituting mandatory binding arbitration of Purchaser's claim of default and demand for specific performance in accordance with Section 15 above. Notwithstanding the foregoing, nothing in this subsection (b) shall limit the Purchaser's remedies in the event that Seller defaults under Section 16(f) of this Agreement.

c. Post-Closing and Post-Termination Remedies. Notwithstanding subsections a and b above, from and after the Closing or any termination of this Contract, each party shall have the right to pursue its actual (but not consequential or punitive) damages against the other party for breach of any covenant or agreement contained herein that expressly survives the Closing or termination of this Contract.

19. TIME/DATE. The Effective Date of this Agreement shall be the date of signing of this Agreement by Seller. **Time is of the essence** as to the occurrence of all events, the satisfaction of all conditions and the performance of all obligations hereunder.

20. RESTRICTIVE COVENANTS; HOMEOWNERS ASSOCIATION. Purchaser acknowledges receipt of a copy of that certain declaration of covenants, conditions and restrictions for **Chelsea Park Sector 17** Subdivision, together with all amendments thereto (collectively, the "Declaration"). Purchaser acknowledges that the Property is subject to the Declaration and that, upon purchase of the Property, Purchaser shall personally be subject to all the provisions of the Declaration, including but not limited to provisions requiring membership in and payment of assessments to any homeowners association for the Subdivision (the "Association"). Purchaser further acknowledges that the current regular assessment due to the Association is estimated to be **$287.00** annually. Purchaser acknowledges that, in addition to the regular assessment, Purchaser shall be required to pay an initial fee or assessment to the Association at Closing in the amount of . PURCHASER FURTHER ACKNOWLEDGES THAT THE DECLARATION MAY BE AMENDED FROM TIME TO TIME AS PROVIDED THEREIN, AND THAT THE AMOUNTS TO BE PAID BY PURCHASER TO THE ASSOCIATION MAY CHANGE AT ANY TIME.

21. SUCCESSORS AND ASSIGNS; INTERPRETATION. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their heirs, successors, administrators, executors and assigns. Purchaser shall not have the right to assign Purchaser's interest in this Agreement. As required by context herein, the singular shall include the plural, and the neuter shall include the masculine and the feminine.

22. ENTIRE AGREEMENT; AMENDMENT. This document contains the sole and entire agreement between the parties hereto with regard to the Property. All prior discussions have been merged into this Agreement. No representation, statement, promise or inducement shall be binding upon either party hereto unless specifically stated in this Agreement. This Agreement may not be modified except by a writing signed by both parties.

23. SEVERABILITY. If any provision of this Agreement shall be declared invalid or unenforceable by laws applicable thereto, or unenforceable as to certain parties, then the performance of such provision shall be excused by the parties hereto and the remaining provisions of this Agreement shall remain in full force and effect.

24. NO-WAIVER. Any failure or delay of Purchaser or Seller to enforce any term of this Agreement shall not constitute a waiver of

such term, it being explicitly agreed that such a waiver must be specifically stated in a writing delivered to the other party in compliance with Section 28 below. Any such waiver by Purchaser or Seller shall not be deemed to be a waiver of any other breach or of a subsequent breach of the same or any other term.

25. ADDENDA AND EXHIBITS.

a. **Addenda.** The following Addenda are attached hereto and incorporated herein:

☑ (1) Addendum 1, Builder's Referral Incentives and Contributions Addendum

☑ (2) Addendum 2, SELECT ONE:

☐ New Construction

☒ Construction in Progress

☐ Construction Completed

☐ Addendum 3, Closing of Current Residence Contingency

☒ Addendum 4, Co-Broker Addendum

☐ Addendum 5, Alternative Incentive Addendum

☒ Addendum 6, Special Stipulations

☒ Addendum 7, Real Estate Certification

☐ Addendum 8, Model House

☐ Addendum 9, Back-Up Contract

☒ Subdivision-specific addenda

☑ Liability Insurance Addendum

☒ Smart Home Addendum

b. **Exhibits.** The following Exhibits are attached hereto and incorporated herein:

(1) Exhibit A, Home Features and Options

(2) Exhibit B, Real Estate Brokerage Services Disclosure

(3) Exhibit C, Stages of Construction

(4) Exhibit D, Estimate of Purchaser's Net Proceeds

26. NOTICE. Except when specifically provided otherwise herein, any notices required to be given hereunder must be in writing. Notice shall be deemed delivered upon receipt or refusal if deposited in the United States Mail, Certified Mail, Return Receipt Requested, postage prepaid, properly addressed to the party to be served. Notice shall also be deemed given if delivered to the address for service of notice shown below by Federal Express, UPS or other nationally recognized overnight carrier service, with no signature or receipt required. Notice to Purchaser also shall be deemed given if delivered to the email address for service of notice shown under Purchaser's signature. Each party warrants that its correct mailing address for service of notice is shown below. Purchaser warrants that its correct telephone number and email address are shown below. A party may change its address for service of notice by giving the other party written notice of the change of address.

27. EXCUSED DELAYS. Notwithstanding any other provision herein, if Seller is delayed in performing any of its obligations hereunder or meeting any specified completion dates by labor disputes, fire, delays in deliveries, adverse weather conditions, unanticipated damage to or destruction of the Property, governmental controls or moratoria, acts of God or any other causes beyond Seller's reasonable control, then the time-period specified herein for performance of such obligation and/or meeting such completion date shall be extended a sufficient number of working days to enable and allow Seller to perform and/or complete the obligation..

28. OFFER. This instrument shall be regarded as an offer by the first party to sign until fully executed by both parties, at which time it shall become binding on both parties.

29. ELECTRONIC SIGNATURES AND TRANSMISSIONS. This Agreement may be executed by electronic means via DocuSign. Such signatures shall be deemed to constitute originals for all purposes hereunder. In addition, if either party transmits executed documents in electronic format via facsimile or email, then the other party may rely upon such documents as if they were executed originals.

WHEN SIGNED BY BOTH PARTIES, THIS DOCUMENT WILL BECOME A BINDING CONTRACT IMPOSING LEGALLY ENFORCEABLE OBLIGATIONS UPON YOU. SELLER'S SALES REPRESENTATIVE DOES NOT HAVE AUTHORITY TO EXECUTE THIS CONTRACT ON BEHALF OF SELLER OR OTHERWISE BIND SELLER. IF YOU DO NOT FULLY UNDERSTAND THIS DOCUMENT OR IF YOU DO NOT FEEL IT MEETS YOUR NEEDS, YOU SHOULD CONSULT A REAL ESTATE ATTORNEY BEFORE SIGNING IT.

IN WITNESS WHEREOF, the parties hereto have executed this Home Purchase Agreement on the dates indicated below.

PURCHASER:

DocuSigned by: Arrived Holdings, INC, by [redacted] 14/2022

Buyer: Arrived Holdings, INC Date

Purchaser's Current Mailing Address:

[redacted]

SELLER:

D.R. Horton, Inc. – Birmingham, an Alabama corporation

DocuSigned by: [redacted]

1/26/2022

[redacted] Date

Asst. Secretary, D.R. Horton

US
Purchaser's Home Phone:
Mobile Phone: [redacted]
Work Phone:
Purchaser's Email: [redacted]

Co-Buyer's Current Mailing Address:
,
Co-Buyer's Home Phone:
Mobile Phone:
Work Phone:
Co-Buyer's Email:

Seller's Address:
D.R. Horton, Inc. – Birmingham, an Alabama corporation
[redacted]
MAIN: [redacted]

Seller's Phone: [redacted]

For Internal Purposes Only:
Sales Agent:

DocuSigned by:
[redacted]

1/14/2022

Sales Rep: [redacted] Date

EXHIBIT A
HOME FEATURES AND OPTIONS

Seller will include in the House the following features, options and upgrades selected by Purchaser (the "Initial Options") at the prices indicated below. Payment for the Initial Options in the amount stated below must be made to Seller simultaneously with the execution of this Agreement; such payment for the Initial Options, and any and all future payments made by Purchaser for options or upgrades in advance of Closing, are collectively referred to in this Agreement as "Option Money." Option Money paid to Seller shall not be held in escrow, and shall be nonrefundable to Purchaser, except in the event of material breach of this Agreement by Seller or as otherwise provided in this Agreement. Upon Closing, all Option Money previously paid to Seller shall be credited to Purchaser against the Purchase Price.

In the event Seller omits the installation of any Initial Option in the House, Seller's responsibility shall be limited to a refund of the applicable price or allowance stated below. Any such omission shall not invalidate this Agreement, constitute a breach of its terms or give rise to any claim for damages against Seller.

The Initial Options are as follows:

Selected Options

POS –

Option #	Rev. #	Rev. Date	User		Qty.	Unit Price	Ext. Price	
15000047 **Color:** Extra LED Disc Light master shower	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 95.00	$ 95.00	P
45000050 **Color:** Bar Drawer Pulls	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 200.00	$ 200.00	P
A0100064 **Color:** WP Stainless Side by Side Fridge Standard	0	01/12/2022	[redacted]	**Location:**	1.0000	$1,500.00	$1,500.00	P
BKSPLSHB **Color:** Backsplash B Linear Biscuit K175 4x16 w/ 10Antique White Grout	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 950.00	$ 950.00	P
BRICK-D **Color:** Exterior Masonry Colors Brick: New Castle Gray w/ gray mortar Stone: Old World Ledge Gray Quartzite w/ Gray Grout	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 0.00	$ 0.00	P
EXT-D **Color:** Exterior Package A	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 0.00	$ 0.00	P
INTPKGB **Color:** Interior Package B Granite-Ornamental White Cabs-Smart Cabs Butter Cream Paint-Alabaster SW 7008-walls & clg Vinyl Wet-Clouldand 092 Carpet-Temple Stone	0	01/12/2022	[redacted]	**Location:**	1.0000	$1,200.00	$1,200.00	P
PAINT-D **Color:** Exterior Paint Colors Siding: Web Gray SW 7075 Front Door: Alabaster SW 7008 Shutters: Tricorn Black SW6258 Trim/Garage Door: Alabastar SW 7008 Roofing Color:Weathered wood	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 0.00	$ 0.00	P
						Sub-Total	**$3,945.00**	

STD –

Option #	Rev. #	Rev. Date	User		Qty.	Unit Price	Ext. Price	
03000007 **Color:** Gas Line to Stove	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 0.00	$ 0.00	P
03000008 **Color:** Gas line to Water Heater	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 0.00	$ 0.00	P
10400001 **Color:** Optional 9ft Plate On 1st FL	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 0.00	$ 0.00	P
35000022 **Color:** Craftsmen 3-pnl w/ Rctangl LitBellville Smooth	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 0.00	$ 0.00	P
38000001 **Color:** Garage Door Opener	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 0.00	$ 0.00	P

45000036 **Color:** Small Crown 2 1/4" Kitchen cab	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 0.00	$ 0.00	P
50000050 **Color:** Cultured Marble Vanities All Bathrooms	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 0.00	$ 0.00	P
50000101 **Color:** Level 1 Granite in Kitchen	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 0.00	$ 0.00	P
75000002 **Color:** 2 Ceiling Fans W/Light Kit STD	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 0.00	$ 0.00	P
75000033 **Color:** Standard Covered Porch Fan	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 0.00	$ 0.00	P
75000200 **Color:** Level 2 Upgrade Lighting	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 0.00	$ 0.00	P
A0100012 **Color:** WP 3 piece Stainless gas appl	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 0.00	$ 0.00	P
ACGASFRN **Color:** HVAC GAS Furnace adder	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 0.00	$ 0.00	P
ACLCKGS **Color:** Gas Lock-out Thermostat	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 0.00	$ 0.00	P
ACLCKGSZ **Color:** Gas Lock-out Thermostat zone	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 0.00	$ 0.00	P
BUPO **Color:** bupo	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 0.00	$ 0.00	P
CARPET **Color:** Carpet	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 0.00	$ 0.00	P
CB000036 **Color:** 36" uppers	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 0.00	$ 0.00	P
DUCTBLST **Color:** Duct Blaster Testing - Energy Code Compliance	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 0.00	$ 0.00	P
ELEC5001 **Color:** Cable Outlet	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 0.00	$ 0.00	P
ELEC5003 **Color:** Coach Lamp Fixture	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 0.00	$ 0.00	P
ELEC5007 **Color:** Fan Brace Boxes	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 0.00	$ 0.00	P
ELEC5008 **Color:** Flood Light Wire/Install	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 0.00	$ 0.00	P
ELEC5013 **Color:** Phone Outlet	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 0.00	$ 0.00	P
ELEC5018 **Color:** Service Disconnect:Panel/Meter	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 0.00	$ 0.00	P
ELEC5023 **Color:** 2009-NEC Code Requirement	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 0.00	$ 0.00	P
ELEC5051 **Color:** 2014 energy code requirements	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 0.00	$ 0.00	P
ELEC5052 **Color:** 2017 energy code requirements	0	01/12/2022	[redacted]	**Location:**	1.0000	$ 0.00	$ 0.00	P
ELEC5065	0	01/12/2022	[redacted]		1.0000	$ 0.00	$ 0.00	P

Color: LED Disc Lights				**Location:**				
ELEC5066	0	01/12/2022	[redacted]		1.0000	$ 0.00	$ 0.00	P
Color: 2020 Elec. Code Requirements Code Change #1 Saddle Fan Boxes- Any room large enough to fit a fan Code Change #2 GFI Protection - A/C's (Standard to GFI breaker), Water Heaters (Standard to DF breaker), Dryers (Standard to DF breaker), Microwaves (CAFI to DF breaker) are now required to have GFI protection Code Change #3 Attic GFI's - All attics are now required to have two GFI outlets Code Change #4 Whole Home Surge Protection - All homes are now required to have a surge protection circuit breaker Code Change #5 Service Disconnect - All homes are now required to be subfed, no more back2back				**Location:**				
REVWOOD1	0	01/12/2022	[redacted]		1.0000	$ 0.00	$ 0.00	P
Color: Mohawk-Revwood-Kingscourt Browstone Chestnut-5" Planks				**Location:**				
SHAKERDR	0	01/12/2022	[redacted]		1.0000	$ 0.00	$ 0.00	P
Color: Shaker Door Cabs				**Location:**				
SHINGDIM	0	01/12/2022	[redacted]		1.0000	$ 0.00	$ 0.00	P
Color: Dimentional Roofing Shingles				**Location:**				
SMARTDRH	0	01/12/2022	[redacted]		1.0000	$ 0.00	$ 0.00	P
Color: Smart Home Technology				**Location:**				
SOLARBRD	0	01/12/2022	[redacted]		1.0000	$ 0.00	$ 0.00	P
Color: LP Tech Shield				**Location:**				
VINYL	0	01/12/2022	[redacted]		1.0000	$ 0.00	$ 0.00	P
Color: vinyl wet areas				**Location:**				

Sub-Total	**$ 0.00**
Total:	**$3,945.00**

(No color selections found.)

Purchaser acknowledges that, upon execution of this Agreement, Purchaser shall be required to pay Option Money in the amount of <u>$ 0.00</u> for the Initial Options.

PURCHASER:
Arrived Holdings, INC, by [redacted]
6239DFA2B0E2414...
1/14/2022
Buyer: Arrived Holdings, INC Date

SELLER:
D.R. Horton, Inc. – Birmingham, an Alabama corporation
[redacted]
1/26/2022
[redacted] Date
Asst. Secretary, D.R. Horton

[redacted] 1/14/2022
Sales Rep: [redacted] Date

For Internal Purposes Only:

D·R·HORTON® America's Builder

EXHIBIT B
REAL ESTATE BROKERAGE SERVICES DISCLOSURE

Alabama law requires you, the consumer, to be informed about the types of services which real estate licensees may perform. The purpose of this disclosure is to give you a summary of these services.

A **SINGLE AGENT** is a licensee who represents only one party in a sale. That is, a single agent represents his or her client. The client may be either the seller or the buyer. A single agent must be completely loyal and faithful to the client.

A **SUBAGENT** is another agent/licensee who also represents only one party in a sale. A subagent helps the agent represent the same client. The client may be either the seller or the buyer. A subagent must also be completely loyal and faithful to the client.

A **LIMITED CONSENSUAL DUAL AGENT** is a licensee for both the buyer and the seller. This may only be done with the written, informed consent of all parties. This type of agent must also be loyal and faithful to the client, except where the duties owed to the clients conflict with one another.

A **TRANSACTION BROKER** assists one or more parties, who are customers, in a sale. A transaction broker is not an agent and does not perform the same services as an agent.

Alabama law imposes the following obligations on all real estate licensees to all parties, no matter their relationship:

1. To provide services honestly and in good faith;

2. To exercise reasonable care and skill;

3. To keep confidential any information gained in confidence, unless disclosure is required by law or duty to a client, the information becomes public knowledge, or disclosure is authorized in writing;

4. Present all written offers promptly to the seller;

5. Answer your questions completely and accurately. Further, even if you are working with a licensee who is not your agent, there are many things the licensee may do to assist you. Some examples are:

A. Provide information about properties;

B. Show properties;

C. Assist in making a written offer;

D. Provide information on financing.

You should choose which type of service you want from a licensee, and sign a brokerage service agreement. If you do not sign an agreement, by law the licensee working with you is a transaction broker. The licensee's broker is required by law to have on file an office policy describing the company's brokerage services. You should feel free to ask any questions you have. The Alabama Real Estate Commission requires the real estate licensee to sign, date, and provide you a copy of this form. Your signature is not required by law or rule, but would be appreciated.

Purchaser:

DocuSigned by: Arrived Holdings, INC, [redacted]14/2022

Buyer: Arrived Holdings, INC — Date

Seller:

D.R. Horton, Inc. – Birmingham, an Alabama corporation

DocuSigned by: [redacted] 1/26/2022

Asst. Secretary, D.R. Horton — Date

For Internal Purposes Only
Seller's Sales Agent:

[redacted] 1/14/2022

Sales Rep: [redacted] — Date

Statutory Authority: Code of Ala. 1975, §§ 34-27-8, 34-27-82, 34-27-87.
History: New Rule: Filed January 25, 1996; effective February 29, 1996. Amended: Filed August 3, 1998; effective September 7, 1998. Amended: Filed February 27, 2002; effective April 3, 2002. Amended: Filed November 26, 2002; effective December 31, 2002.

EXHIBIT C
STAGES OF CONSTRUCTION

This Exhibit is attached and made part of the Home Purchase Agreement ("Agreement") by and between **D.R. Horton, Inc. – Birmingham, an Alabama corporation**, as Seller, and **Arrived Holdings, INC**, as Purchaser, for the purchase and sale of Lot **1776**, Block , of **Chelsea Park Sector 17** Subdivision (the "Property").

☐ **PRE-SALE CONTRACTS ONLY:** THE FOLLOWING OPTIONS ARE ONLY AVAILABLE IF INCLUDED ON EXHIBIT A AT THE TIME THE AGREEMENT IS EXECUTED:

Plan Elevation	Optional Sunroom (per-plan)	Optional Bedrooms
Vaulted Ceiling	Optional Sitting room (per-plan)	Optional Bathrooms
Covered Porches	Side-entry garage	Media rooms
Finished Bonus Room	3 car garages	Plumbing Options

Purchasers Initials:

Initials [redacted]
Buyer

☒ **HOME ALREADY STARTED BY SELLER.** NONE OF THE OPTIONS LISTED IN THE CHART ABOVE CAN BE SELECTED OR REMOVED.

The parties hereby agree that the box checked below indicates the current stage of construction of the House. **ALL OPTIONS ABOVE THE MARKED STAGE OF CONSTRUCTION ARE NOT AVAILABLE TO BE SELECTED BY PURCHASER.** Purchaser acknowledges that, as construction of the House progresses, further options will be foreclosed as noted below.

☐ **1 - 2 Weeks Prior to Trench (Construction Approval to Start)**
- Open Rail – Iron or Wood Spindles
- Oak tread staircases
- Brick Colors
- All Exterior Colors- Siding/Paint
- Upgraded Light Fixtures
- Garage service door
- Optional Study
- Additional Gas Lines
- Gas Appliances
- Cabinets
- Cabinet Knobs
- Countertops
- Interior Paint Colors

☐ **02 - Slab 1st Floor (Frame Start)**
- All Flooring - Vinyl, Tile, Carpet and Hardwoods
- Fireplace Surrounds - Granite, Tile
- All Electrical Items: Cable, Phone, Recessed Can Lights
- Irrigation

☐ **03 – Frame Roof/Attic**
- Appliances Kitchen Electrical
- Plumbing Fixtures

☐ **04 – Plumbing Rough**
☐ **05 - Insulation**
☐ **06 – Cabinet Install**
☐ **07 – Plumbing Trim**
☐ **08 – Carpet Install**
☒ **09 – Final Inspection**
☐ **10 – Certificate of Inspection**
☐ **11 – Quality Control**
- Washer
- Dryer Electric
- Refrigerator
- Faux Blinds
- Extended Patios
- Garage Door Opener
- Screen Porches

☐ **12 – Buyer Walkthrough**

Purchaser:
Arrived Holdings, INC, by [redacted]
6230DFA2B0E2414...
1/14/2022
Buyer: Arrived Holdings, INC Date

SELLER:
D.R. Horton, Inc. – Birmingham, an Alabama corporation

[redacted]
1/26/2022
Date

Asst. Secretary, D.R. Horton

[redacted]
1/14/2022
Sales Rep: [redacted] Date

[redacted]

D·R·HORTON America's Builder

ADDENDUM 1
BUILDER'S REFERRAL INCENTIVES AND CONTRIBUTIONS ADDENDUM

This **ADDENDUM** is attached to and made a part of that Home Purchase Agreement between **D.R. Horton, Inc. – Birmingham, an Alabama corporation**, as Seller, and **Arrived Holdings, INC** as Purchaser (the "Purchase Agreement"), regarding that parcel of real estate located in **SHELBY** County, **AL**, briefly described as Lot **1776**, Block/Phase , **Chelsea Park Sector 17**, and referred to in the Purchase Agreement as the "Lot." All terms defined in the main text of the Purchase Agreement shall have the same meanings when used in this Addendum. This Addendum, together with the Purchase Agreement, constitutes the sole and entire agreement between Seller and Purchaser with regard to any incentives, allowances, adjustments, credits, discounts, rebates or other contributions of any kind or amount (collectively, the "Referral Incentives and Contributions") made, or to be made, by Seller to Purchaser in connection with Seller's referral of Purchaser to SELLER'S PREFERRED MORTGAGE LENDER(S) DESCRIBED BELOW ("PREFERRED LENDER"), and there are no agreements regarding such Referral Incentives and Contributions, whether written or unwritten, expressed or implied, between the parties except as set forth in this Addendum. In the event of any conflict between the terms and provisions of this Addendum and the terms and provisions of the main text of the Purchase Agreement, the terms and provisions of this Addendum shall control.

Purchaser acknowledges receipt of that document entitled "Notice of Seller's Business Affiliations" (the "Affiliation Notice"). Purchaser confirms its understanding that Seller has an affiliation with DHI Mortgage Company, Ltd. ("DHI Mortgage"), and acknowledges that Purchaser is not required to use DHI Mortgage as a condition of Purchaser's purchase of the Property or Purchaser's access to settlement services in connection with the purchase of the Property. The parties further state, acknowledge and agree as follows:

1. Seller shall provide for the benefit of Purchaser the Referral Incentives and Contributions described in Section 2 below, **provided that** Purchaser chooses to use DHI Mortgage to finance the purchase of the Property and **provided that** each and all of the following occur:

   a. Purchaser applies to DHI Mortgage for a mortgage loan to finance the purchase of the Property within the timeframe provided under Section 2(b) of this Purchase Agreement;

   b. Purchaser's loan application is approved by DHI Mortgage, and DHI Mortgage actually funds the loan and finances the purchase of the Property;

   c. Purchaser closes on the purchase of the Property on or before the final date and time for Closing set by Seller pursuant to subsection 16(a) of the Purchase Agreement; and

   d. Purchaser uses the closing attorney recommended by Seller to act as settlement agent and close the purchase of the Property.

2. Provided that all the above conditions are satisfied and met in a timely manner, Purchaser shall be entitled to a contribution from Seller towards Purchaser's closing costs in an amount up to **$5,000.00**. This contribution, up to the applicable limit, shall be applied against closing costs actually charged to Purchaser, in the following order (as applicable): Origination charge, Origination Fee, Upfront Unfinanced Mortgage Insurance (if applicable).

If any of the maximum amount of contribution remains unapplied after payment of all of the above listed closing costs, then the remainder shall be applied against other usual and customary closing costs actually charged to Purchaser by other settlement service providers. Notwithstanding the foregoing: (i) any contribution by Seller to Purchaser's closing costs shall be subject to Purchaser's loan program and any lender guidelines or restrictions, (ii) no portion of the maximum amount of contribution may be applied as a credit to, or in partial payment of, the Purchase Price of the Property or disbursed to Purchaser, and (iii) any unapplied portion of the maximum amount of contribution shall be forfeited by Purchaser.

3. Preferred Lender. The Preferred Lender relating to this Builder's Referral Incentive and Contributions Addendum is DHI Mortgage. More information regarding DHI Mortgage is available at: www.dhimortgage.com.

Purchaser's decision to use any lender other than DHI Mortgage will not affect any concessions, incentives or discounts offered by Seller for the purchase of the Property other than the closing cost contributions described in Section 2 above.

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATE SHOWN BELOW.

Purchaser:

DocuSigned by:
Arrived Holdings, INC, by [redacted]14/2022
6239DFA289E2414...

Buyer: Arrived Holdings, INC — Date

Seller:

D.R. Horton, Inc. – Birmingham, an Alabama corporation

DocuSigned by:
[redacted]
1/26/2022

Date

Asst. Secretary, D.R. Horton

ADDENDUM 2
CONSTRUCTION IN PROGRESS

This Addendum is attached to and made a part of that Home Purchase Agreement (the "Agreement") between **Arrived Holdings, INC**, as Purchaser, and **D.R. Horton, Inc. – Birmingham, an Alabama corporation**, as Seller, regarding that parcel of land located in **SHELBY** County, **SHELBY**, briefly described as Lot **1776**, Block/Phase , **Chelsea Park Sector 17** Subdivision and referred to in the Agreement as the "Lot." All terms defined elsewhere in this Agreement, including exhibits and addenda attached to the Agreement, shall have the same meanings when used in this Addendum. Purchaser and Seller further agree as follows:

1. CONSTRUCTION OF HOUSE. Prior to Closing, Seller shall complete construction of a ⊗ single-family detached / ○ townhouse residence (the "House") on the Lot. Seller shall not be required to restart construction of the House unless and until: (a) the Loan has been approved by Purchaser's lender to Seller's satisfaction; (b) Purchaser has paid all amounts then due to Purchaser's lender and to Seller; (c) all contingencies to Purchaser's performance hereunder have been satisfied or removed to Seller's satisfaction; and (d) Purchaser has completed its selection of all colors and options for the House.

2. HOUSE PLAN. Seller shall construct the House according to the **Plan 1636 - Cabral** Plan, Elevation **E**, including those features and options listed on Exhibit A to this Agreement, ⊗ on a slab ○ over a basement (the "Base Plan"). Seller's obligation to construct the House shall be contingent on Seller's ability: (a) to place the House on the Lot without obtaining variances from any set-backs or other dimensional requirements, and (b) to construct the House on the Lot without incurring abnormal costs for foundation, slab or structural support walls. If Seller determines that either of these contingencies cannot be satisfied to Seller's satisfaction, then Seller may terminate this Agreement upon written notice to Purchaser, in which event the Earnest Money and the Option Money (if any) shall be refunded to Purchaser. Seller shall determine the placement and orientation of the House on the Lot in Seller's sole discretion. Purchaser acknowledges that the House shall be handmade and unique, and that although the House shall be based on the Base Plan, variations from the Base Plan will occur. Seller shall not be responsible for such variations from the Base Plan or changes to the Base Plan standard features made prior to Closing. Standard features of the Base Plan are subject to change without notice or obligation. Purchaser also acknowledges that brochures, models and displays used by Seller's sales agents are for general illustrative purposes only, and are not to be relied upon as representations of actual locations, dimensions, specifications or finished products. Subject only to the provisions of subsections 9.c and 14 of this Agreement, Closing shall constitute Purchaser's acceptance of the House AS BUILT, and Purchaser hereby waives any right to object to any variation in construction from the Base Plan after Closing.

3. HEATING AND AIR CONDITIONING. The House shall be adequately and efficiently heated and air-conditioned with equipment having at least the minimum specifications for the House as established by applicable construction and building codes. The clothes dryer shall vent to the outside.

4. OPTIONS; CHANGES. After the execution of this Agreement, subject to the limitations set forth in Schedule C, Seller may permit Purchaser to change the options to be included House. If Purchaser requests a change and Seller agrees to the change, Purchaser shall pay to Seller a Change Fee in the amount of One Hundred Fifty Dollars ($150.00) for each such change at the time the request is approved by Seller. Any Change Fee paid shall be nonrefundable and shall not be credited against the Purchase Price. Any changes shall not be effective unless evidenced by a written amendment to this Agreement. At the time of execution of that amendment, Purchaser shall pay to the Seller additional Option Money in the amount of the total increase in the Purchase Price resulting from the change. Any Option Money paid to Seller at any time shall not be held in escrow, and shall be nonrefundable to Purchaser except in the event of: (1) breach of this Agreement by Seller, or (2) termination of this Agreement by Seller pursuant to Section 2 above. Upon Closing, all Option Money previously paid to Seller shall be credited to Purchaser against the Purchase Price. Purchaser recognizes that any such changes to the House may affect the timing of completion of the House.

5. COMPLETION. Subject to the contingencies stated herein, Seller shall complete construction of the House prior to Closing. Seller shall construct the House according to all applicable governmental codes and regulations. Seller reserves the right to substitute materials or items to be used in the construction of the House with materials or items of equal or comparable value. Construction of the House shall be deemed complete when a certificate of occupancy is issued for the House by the applicable governmental authority. Seller shall deliver the completed House to Purchaser at Closing in "broom-clean" condition, ready to occupy. The House and Lot shall be free of all trash and debris.

6. PURCHASER'S INQUIRIES. Purchaser shall direct all inquiries and questions to Seller's on-site associate. The on-site associate will provide Purchaser with timely responses; however, the associate does not and shall not have authority to change the terms of this Agreement in any manner. This Agreement may be changed or modified only by a written amendment duly executed by both Purchaser and Seller. **Purchaser acknowledges that Seller's sales associates, superintendents, closing staff, warranty staff and other employees do not have authority to modify this Agreement**. Only an authorized corporate officer of Seller may modify this Agreement on Seller's behalf.

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATES SHOWN BELOW.

PURCHASER:

DocuSigned by:
Arrived Holdings, INC, by [redacted]

1/14/2022

Buyer: Arrived Holdings, INC — Date

SELLER:

D.R. Horton, Inc. – Birmingham, an Alabama corporation

DocuSigned by:
[redacted]

1/26/2022

Asst. Secretary, D.R. Horton — Date

For Internal Purposes Only:
SELLER'S SALES REP:

[redacted]

1/14/2022

Sales Rep: [redacted] — Date

D·R·HORTON America's Builder

ADDENDUM 4
CO-BROKER ADDENDUM

Seller:	**D.R. Horton, Inc. – Birmingham, an Alabama corporation**
Purchaser(s):	**Arrived Holdings, INC**
Property:	**274 CHELSEA PARK ROAD, CHELSEA, AL 35043** Lot **1776**, Block/Phase , **Chelsea Park Sector 17** Subdivision
Real Estate Agency:	**KRCH Realty**
Sales Agent:	[redacted]
Real Estate Broker:	
Agency Address:	[redacted]

This Co-Broker Addendum ("Addendum") is being provided pursuant to the Home Purchase Agreement ("Agreement") by and between Seller and Purchaser, for the purchase and sale of the above-referenced Property. Capitalized terms not otherwise defined herein shall have the same means as ascribed to them in the Agreement. If any term or condition of this Addendum conflicts with any term or condition of the Agreement, the terms and conditions of this Addendum shall prevail.

1. Commission. Purchaser hereby identifies and designates the above named Sales Agent, Real Estate Broker and Real Estate Agency, collectively, as "Co-Broker," as provided in Section 10 of the Agreement. Subject to the terms and provisions of the Agreement and this Addendum, and provided that Closing actually occurs, Co-Broker will receive a real estate sales commission at Closing in the amount of **3.00%** of the Purchase Price (the "Commission"). For the purposes of this Addendum, the term "Commission" is intended to include all commissions, incentives and bonuses, if any, to be received by Co-Broker in connection with the purchase and sale of the Property pursuant to the Agreement. No commission of any kind shall be earned or due unless and until Closing occurs. Co-Broker's Commission shall be subject to limitations, if any, on total broker commission imposed by Purchaser's lender. The Commission must be paid at Closing and must be shown on the closing disclosure.

2. Bonus Commission. The subsection checked below shall apply:

   ⊗ No bonus commission shall be due or paid.

   OR

   ○ If Closing occurs on or before , then, at Closing, the Co-Broker shall be paid an additional, bonus commission in the amount specified in the sub-subsection checked below:

   ☐ **$0.00**

   OR

   ☐ __% of the Purchase Price stated in Section 2 of the Agreement as of the Effective Date.

3. VIP Commission. With regard to the 1% VIP commission due to qualifying agents, Co-Broker certifies that it (*check a or b*):

   a. ○ **IS a VIP agent and is due the additional 1% commission.** Co-Broker will be required to provide the original VIP card provided by Seller, and Seller has the right to confirm VIP eligibility in its sole and absolute discretion.

   OR

   b. ⊗ **IS NOT a VIP agent and is not due the additional commission.**

4. **The undersigned Sales Agent (or other person signing on behalf of Co-Broker) represents and warrants that he or she has the requisite authority to bind Co-Broker, including the above-named Real Estate Broker and Real Estate Agency as to all matters addressed in this Addendum and to modify any existing commission agreement with respect to the Agreement and under which Co-Broker may be entitled to receive a commission.**

PURCHASER:

DocuSigned by:
Arrived Holdings, INC, by [redacted]
E239DFA2B9E2414...
1/14/2022
Buyer: Arrived Holdings, INC — Date

CO-BROKER:

[redacted]
1/14/2022
Broker Agent: [redacted] — Date

For Internal Purposes Only
SELLER SALES REP:

[redacted]
1/14/2022
Sales Rep: [redacted] — Date

D·R·HORTON America's Builder

ADDENDUM 6
SPECIAL STIPULATIONS

This ADDENDUM is attached to and made a part of that Home Purchase Agreement (the "Agreement") by and between **D.R. Horton, Inc. – Birmingham, an Alabama corporation**, as Seller, and **Arrived Holdings, INC**, as Purchaser (the "Agreement") regarding that certain parcel of real estate located in **SHELBY** County, **AL**, briefly described as Lot **1776**, **Chelsea Park Sector 17** Subdivision and referred to in the Agreement as the "Lot." All terms defined in the main text of the Agreement shall have the same meanings when used in this Addendum. Notwithstanding any other provision of the Agreement, Seller and Purchaser agree as follows:

-Seller to pay up to $1,000.00 towards closing cost and prepaids. Proof of funds to be provided immediately upon contract submission.
- Purchaser has been informed of the following: garage walls or ceilings are NOT painted.
- Purchasers is responsible for verifying school system.
- Purchaser is aware that there are at least three occasions when they must be available before 5pm on a weekday for walks throughs and closing.
-Purchaser to pay their prorated portion of Home Owners Association Dues and/or assessments.
-The closing attorney will be Estes Closings, LLC located at 2188 Parkway Lake Circle, Hoover, Al 35244. The abstract title insurance research and title binder will be provided by DHI Title.

- Purchaser has been thoroughly informed on EXCUSED DELAYS in section 27 of the Purchase Agreement.
- Purchaser acknowledges and agrees that Seller shall have no obligation to adjust the Purchase Price if Purchaser is unable to obtain an appraisal of the Property equal to or exceeding the Purchase Price. In the event the Purchaser's appraisal sets a value on the Property that does not equal or exceed the Purchase Price, Purchaser agrees to pay the difference between the appraisal value and the Purchase Price at closing. In the event that Purchaser does not agree to pay the shortfall between the appraisal value and the Purchase Price, Seller may terminate the Agreement and return the Earnest Money to Purchaser.

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATES SHOWN BELOW.

PURCHASER:

[redacted]

1/14/2022

Buyer: Arrived Holdings, INC — Date

SELLER:
D.R. Horton, Inc. – Birmingham, an Alabama corporation

[redacted]

1/26/2022

[redacted] — Date

Asst. Secretary, D.R. Horton

ADDENDUM 7
REAL ESTATE CERTIFICATION

PURCHASER:

Arrived Holdings, INC
[redacted]

SELLER:
D.R. Horton, Inc. – Birmingham, an Alabama corporation
[redacted]

DATE: January 14, 2022

This Real Estate Certification ("**Certification**") is attached to and forms a part of the Home Purchase Agreement ("**Agreement**"), executed between Purchaser and Seller for the Property described in the Agreement. Any capitalized terms not otherwise defined herein shall have the meanings as set forth in the Agreement.

Purchaser, Seller and Co-Broker hereby certify that:

1. The terms, conditions, representations and warranties contained in the Agreement are true, to the best of their knowledge and belief; and

2. Any other agreement entered into by any parties in connection with the subject real estate transaction is part of, or attached to, the Agreement.

[redacted]4/2022
Buyer: Arrived Holdings, INC Date

SELLER:

D.R. Horton, Inc. – Birmingham, an Alabama corporation

[redacted] 1/26/2022
Date

Asst. Secretary, D.R. Horton

BROKER:

[redacted] 1/14/2022
Broker Agent: [redacted] Date

[redacted]

01/14/2022

Closing Disclosure Contact Information

Below is information intended to assist interested parties with the completion of the Closing Disclosure.

GENERAL INFORMATION

Buyer(s):	Arrived Holdings, INC		
Subdivision:	Chelsea Park Sector 17		
Lot Address:	274 CHELSEA PARK ROAD, CHELSEA, AL 35043		
Buyer Home:			
Buyer Cell:	[redacted]		
Buyer Work:			
Buyer Email:	[redacted]		
Lot/Block:	1776/	**Builder Key:**	240111776
Total Price:	$307,845.00	**Ratify Date:**	

REAL ESTATE BROKER INFORMATION (BUYER)

Company Name:	KRCH Realty		
Company Address:	[redacted]		
Broker Officer:			
Broker Officer License:		**Officer Email:**	
Agent Name:	[redacted]		
Agent License:			
Agent Email:			
Agent Cell:	[redacted]		
Agent Work:			
Agent Fax:			

REAL ESTATE BROKER INFORMATION (SELLER)

Company Name:	D.R. Horton, Inc. – Birmingham, an Alabama corporation
Company Address:	[redacted]
Company License:	____________________
Agent Name:	[redacted]
Agent License:	
Agent Email:	[redacted]
Agent Cell:	
Agent Work:	

SELLER INFORMATION

Name:	D.R. Horton, Inc. – Birmingham, an Alabama corporation
Address:	[redacted]

SETTLEMENT AGENT INFORMATION

Company Name:	Estes Title and Closing
Company Address:	[redacted]
Agent Name:	[redacted]
Agent Email:	
Agent Cell:	
Agent Work:	[redacted]
Agent Fax:	[redacted]

Community Code: 240110000 Lot # 1776

Buyer Last Name: Holdings, INC / Community Name: Chelsea Park Offsite / Lot # 1776 / Address:

Sales Rep: [redacted] / Date: 01/14/2022

[redacted]

Buyer Last Name: Holdings, INC / Community Name: Chelsea Park Offsite / Lot # 1776 / Address:

Sales Rep: [redacted] / Date: 01/14/2022

ADDENDUM
DISCLOSURE AND ACKNOWLEDGEMENT REGARDING
CHELSEA PARK SUBDIVISION

This **ADDENDUM** is attached to and made a part of that HOME PURCHASE AGREEMENT (the "Agreement") between D. R. Horton, Inc. – Birmingham, as Seller, and **Arrived Holdings, INC**, as Buyer, regarding that parcel of real estate located in Shelby County, Alabama, briefly described as Lot **1776**, according to the plat of Chelsea Park 17th Sector as recorded at Map Book 54, Pages 23A and 23B (the "Plat") in the real property records of Shelby County, Alabama (the "Recording Office") and referred to in the Agreement as the "Lot" or "Property". All terms defined in the Agreement shall have the same meanings when used in this Addendum. Notwithstanding any other provision of the Agreement, Seller and Buyer agree as follows:

1. In the event of a conflict between the terms and provisions of the Agreement and the terms and provisions of this Addendum, the terms and provisions of this Addendum shall control.

2. Seller has disclosed to Buyer and Buyer acknowledges the following:

a. Seller is not the developer of the Chelsea Park 17th Sector or many other portions of the Chelsea Park Subdivision (the "Subdivision"), and Seller is not responsible or obligated to Buyer or to any other party for any part of the development of the Subdivision.

b. Upon petition of the Developer of Chelsea Park, Eddleman Properties LLC, to the Chelsea City Council, the Chelsea City Council authorized the incorporation of The Chelsea Park Improvement District Three (the "Improvement District") as a public corporation under Chapter 99A of Title 11 of the Code of Alabama 1975 (the "Enabling Law"). The Lot is included within the boundaries of the Improvement District for all purposes of the Enabling Law.

c. The Improvement District petitioned the Chelsea City Council to levy assessments, pursuant to the Enabling Law, on all land included within the Improvement District to pay the costs of Improvements (as defined in the Enabling Law) which benefit the land within the boundaries of the Improvement District. The Chelsea City Council has levied such assessments in accordance with the petition of the Improvement District and notice thereof is recorded as Instrument No. 20050209000065540 in the Office of the Judge of Probate of Shelby County, Alabama. A portion of the total costs of the Improvements are allocated to the Lot in accordance with the Enabling Law (the "Lot Improvement Cost Allocation") and an assessment is levied against the Lot in an annual amount sufficient to pay in full the Lot Improvement Cost Allocation for the Lot over a specified period. Assessments may also be levied against the Lot for administrative expenses of the Improvement District and other costs, fees and expenses permitted by the Enabling Law.

d. Under the Enabling Law: (1) each assessment constitutes a lien on the Lot assessed in the amount of the assessment; and (2) if the owner of any lot within the Improvement District fails to pay an assessment when due, the Improvement District may foreclose its lien against such lot in the manner directed by the Enabling Law.

e. From and after Buyer's closing on Buyer's acquisition of the Property, Buyer shall be responsible for the payment of any assessments related to the Improvement District.

3. Except as stated in this Addendum, Seller, its agents and employees, have not made and do not make any warranties, representations, promises or statements of any kind, whether written or oral, express or implied, with regard to the matters set forth in Section 2 (the "Disclosed Matters"). In addition, Buyer acknowledges that Seller has no duty to update, and will not update, this Addendum or the information contained in this Addendum.

4. **GENERAL RELEASE. BUYER AND BUYER'S HEIRS, SUCCESSORS, ASSIGNS AND LEGAL REPRESENTATIVES (THE "BUYER PARTIES") HEREBY RELEASE SELLER, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, PARENT, SUBSIDIARIES, AFFILIATES, SUBCONTRACTORS, SUPPLIERS, HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS (THE "SELLER PARTIES"), WITH RESPECT TO ANY CLAIMS, DEMANDS OR DAMAGES THAT THE BUYER PARTIES MAY HAVE THAT ARE IN ANY WAY RELATED TO THE DISCLOSED MATTERS AND WHICH MAY IMPACT ONE OR MORE LOTS. IT IS THE SPECIFIC INTENT OF THE BUYER PARTIES TO FULLY RELEASE AND DISCHARGE THE SELLER PARTIES FROM ANY AND ALL LIABILITY RELATED TO THE EXISTENCE OF THE DISCLOSED MATTERS.**

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATES SHOWN BELOW.

Purchaser:

[redacted] /14/2022

Buyer: Arrived Holdings, INC — Date

Seller:

D.R. Horton, Inc. – Birmingham, an Alabama corporation

[redacted] 1/26/2022

[redacted] — Date

Asst. Secretary, D.R. Horton

[redacted]

Buyer Last Name: Holdings, INC / Community Name: Chelsea Park Offsite / Lot # 1776 / Address:

Sales Rep: [redacted] / Date: 01/14/2022

ADDENDUM
DISCLOSURE AND ACKNOWLEDGEMENT REGARDING
CHELSEA PARK SUBDIVISION

This **ADDENDUM** is attached to and made a part of that HOME PURCHASE AGREEMENT (the "Agreement") between D. R. Horton, Inc. – Birmingham, as Seller, and **Arrived Holdings, INC**, as Buyer, regarding that parcel of real estate located in Shelby County, Alabama, briefly described as Lot **1776**, according to the plat of Chelsea Park 17th Sector as recorded at Map Book 54, Pages 23A and 23B (the "Plat") in the real property records of Shelby County, Alabama (the "Recording Office") and referred to in the Agreement as the "Lot" or "Property". All terms defined in the Agreement shall have the same meanings when used in this Addendum. Notwithstanding any other provision of the Agreement, Seller and Buyer agree as follows:

1. In the event of a conflict between the terms and provisions of the Agreement and the terms and provisions of this Addendum, the terms and provisions of this Addendum shall control.

2. Seller has disclosed to Buyer and Buyer acknowledges the following:

   a. Seller is not the developer of the Chelsea Park 17th Sector or many other portions of the Chelsea Park Subdivision (the "Subdivision"), and Seller is not responsible or obligated to Buyer or to any other party for any part of the development of the Subdivision.

   b. Seller has disclosed to Buyer and Buyer acknowledges, that there is a power line easement approximately one hundred feet (100') in width in favor of Alabama Power Company (the "Easement") to the east of the Subdivision. The terms and conditions of the Easement are set forth in an instrument recorded at Book 112, Page 111, of the Probate Records of Shelby County, Alabama. Before undertaking any activity within the Subdivision which might involve digging in, altering the terrain of, or constructing improvements within the Easement and/or anything remotely related thereto, Buyer is advised to contact Alabama Power Company or 800-245-2244 and/or Alabama 811 (i.e., Alabama One Call) at 811. Buyer has had the opportunity to review the Plat and the Easement, and Buyer accepts and purchases the Lot subject to the Easement and any and all electrical lines and related facilities located therein (collectively, the "Electrical Facilities").

3. Except as stated in this Addendum, Seller, its agents and employees, have not made and do not make any warranties, representations, promises or statements of any kind, whether written or oral, express or implied, with regard to the matters set forth in Paragraph 2 above (the "Disclosed Matters"), or existing or potential effects associated with any of the same. In addition, Buyer acknowledges that Seller has no duty to update, and will not update, this Addendum or the information contained in this Addendum.

4. **GENERAL RELEASE. BUYER AND BUYER'S HEIRS, SUCCESSORS, ASSIGNS AND LEGAL REPRESENTATIVES (THE "BUYER PARTIES") HEREBY RELEASE SELLER, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, PARENT, SUBSIDIARIES, AFFILIATES, HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS, AND ASSIGNS (THE "SELLER PARTIES"), FROM ANY AND ALL CLAIMS, DEMANDS, LOSSES, COSTS, INJURIES OR DAMAGES THAT THE BUYER PARTIES MAY HAVE, AT ANY TIME, THAT ARE IN ANY WAY RELATED TO THE DISCLOSED MATTERS. IT IS THE SPECIFIC INTENT OF THE BUYER PARTIES TO FULLY RELEASE AND DISCHARGE THE SELLER PARTIES FROM**

Sales Rep: [redacted] Date: 01/14/2022

ANY AND ALL LIABILITY RELEATED TO THE EXISTENCE OF THE DISCLOSED MATTERS.

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATES SHOWN BELOW.

Purchaser:

[redacted]/14/2022

Buyer: Arrived Holdings, INC Date

Seller:

D.R. Horton, Inc. – Birmingham, an Alabama corporation

[redacted] 1/26/2022

Date

Asst. Secretary, D.R. Horton

[redacted]

Buyer Last Name: Holdings, INC / Community Name: Chelsea Park Offsite / Lot # 1776 / Address:

Sales Rep: [redacted] / Date: 01/14/2022

ADDENDUM
DISCLOSURE AND ACKNOWLEDGEMENT REGARDING
CHELSEA PARK SUBDIVISION

This **ADDENDUM** is attached to and made a part of that HOME PURCHASE AGREEMENT (the "Agreement") between D. R. Horton, Inc. – Birmingham, as Seller, and **Arrived Holdings, INC**, as Buyer, regarding that parcel of real estate located in Shelby County, Alabama, briefly described as Lot **1776**, according to the plat of Chelsea Park 17th Sector as recorded at Map Book 54, Pages 23A and 23B, (the "Plat") in the real property records of Shelby County, Alabama (the "Recording Office") and referred to in the Agreement as the "Lot" or "Property". All terms defined in the Agreement shall have the same meanings when used in this Addendum. Notwithstanding any other provision of the Agreement, Seller and Buyer agree as follows:

1. In the event of a conflict between the terms and provisions of the Agreement and the terms and provisions of this Addendum, the terms and provisions of this Addendum shall control.

2. Seller has disclosed to Buyer and Buyer acknowledges the following:

   a. Seller is not the developer of the Chelsea Park 17th Sector or many other portions of the Chelsea Park Subdivision (the "Subdivision"), and Seller is not responsible or obligated to Buyer or to any other party for any part of the development of the Subdivision.

   b. There is a CSX Railroad Right-of-Way (the "Railroad Right-of-Way") located along the northern boundary of the Subdivision, as shown on the Plat. Accordingly, there might be trains or other transportation vehicles running on, over and through the Railroad Right-of-Way on a regular, recurring basis. The trains or other transportation vehicles running on, over and through the Railroad Right-of-Way may interrupt traffic in and out of the Subdivision and emit loud noises, strong odors or smoke which may, from time to time, be detected at the Property. Buyer has had the opportunity to review the Plat and the Railroad Right-of-Way, and Buyer accepts and purchases the Lot subject to the Railroad Right-of-Way.

   c. For more information on the Railroad Right-of-Way, Purchaser may review the Plat.

3. Except as stated in this Addendum, Seller, its agents and employees, have not made and do not make any warranties, representations, promises or statements of any kind, whether written or oral, express or implied, with regard to the matters set forth in Paragraph 2 above (the "Disclosed Matters"), or existing or potential effects associated with any of the same. In addition, Buyer acknowledges that Seller has no duty to update, and will not update, this Addendum or the information contained in this Addendum.

4. **GENERAL RELEASE. BUYER AND BUYER'S HEIRS, SUCCESSORS, ASSIGNS AND LEGAL REPRESENTATIVES (THE "BUYER PARTIES") HEREBY RELEASE SELLER, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, PARENT, SUBSIDIARIES, AFFILIATES, HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS, AND ASSIGNS (THE "SELLER PARTIES"), FROM ANY AND ALL CLAIMS, DEMANDS, LOSSES, COSTS, INJURIES OR DAMAGES THAT THE BUYER PARTIES MAY HAVE, AT ANY TIME, THAT ARE IN ANY WAY RELATED TO THE DISCLOSED MATTERS. IT IS THE SPECIFIC INTENT OF THE BUYER PARTIES TO FULLY RELEASE AND DISCHARGE THE SELLER PARTIES FROM ANY AND ALL LIABILITY RELATED TO THE EXISTENCE OF THE DISCLOSED MATTERS.**

[redacted]

Community Code: 240110000 Lot # 1776

Buyer Last Name: Holdings, INC / Community Name: Chelsea Park Offsite / Lot # 1776 / Address:

Sales Rep: [redacted] / Date: 01/14/2022

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATES SHOWN BELOW.

Purchaser:

[redacted] 22

Buyer: Arrived Holdings, INC   Date

Seller:

D.R. Horton, Inc. – Birmingham, an Alabama corporation

[redacted]   1/26/2022

[redacted]   Date

Asst. Secretary, D.R. Horton

[redacted]

Buyer Last Name: Holdings, INC / Community Name: Chelsea Park Offsite / Lot # 1776 / Address:

Sales Rep: [redacted] / Date: 01/14/2022

ADDENDUM
DISCLOSURE AND ACKNOWLEDGEMENT REGARDING CHELSEA PARK SUBDIVISION

This **ADDENDUM** is attached to and made a part of that HOME PURCHASE AGREEMENT (the "Agreement") between D. R. Horton, Inc. – Birmingham, as Seller, and **1776**, as Buyer, regarding that parcel of real estate located in Shelby County, Alabama, briefly described as Lot **1776**, according to the plat of Chelsea Park 17th Sector as recorded at Map Book 54, Pages 23A and 23B, (the "Plat") in the real property records of Shelby County, Alabama (the "Recording Office") and referred to in the Agreement as the "Lot" or "Property". All terms defined in the Agreement shall have the same meanings when used in this Addendum. Notwithstanding any other provision of the Agreement, Seller and Buyer agree as follows:

1. In the event of a conflict between the terms and provisions of the Agreement and the terms and provisions of this Addendum, the terms and provisions of this Addendum shall control.

2. Seller has disclosed to Buyer and Buyer acknowledges the following:

   a. Seller is not the developer of the Chelsea Park 17th Sector or many other portions of the Chelsea Park Subdivision (the "Subdivision"), and Seller is not responsible or obligated to Buyer or to any other party for any part of the development of the Subdivision.

   b. Seller has disclosed to Buyer and Buyer acknowledges, that there is a slope and drainage easement varying in width (the "Easement") along the rear of the Lot, as shown on the Plat. No permanent structures may be constructed in the Easement. Buyer has had the opportunity to review the Plat and the Easement, and Buyer accepts and purchases the Lot subject to the Easement.

3. Except as stated in this Addendum, Seller, its agents and employees, have not made and do not make any warranties, representations, promises or statements of any kind, whether written or oral, express or implied, with regard to the matters set forth in Paragraph 2 above (the "Disclosed Matters"), or existing or potential effects associated with any of the same. In addition, Buyer acknowledges that Seller has no duty to update, and will not update, this Addendum or the information contained in this Addendum.

4. **GENERAL RELEASE. BUYER AND BUYER'S HEIRS, SUCCESSORS, ASSIGNS AND LEGAL REPRESENTATIVES (THE "BUYER PARTIES") HEREBY RELEASE SELLER, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, PARENT, SUBSIDIARIES, AFFILIATES, HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS, AND ASSIGNS (THE "SELLER PARTIES"), FROM ANY AND ALL CLAIMS, DEMANDS, LOSSES, COSTS, INJURIES OR DAMAGES THAT THE BUYER PARTIES MAY HAVE, AT ANY TIME, THAT ARE IN ANY WAY RELATED TO THE DISCLOSED MATTERS. IT IS THE SPECIFIC INTENT OF THE BUYER PARTIES TO FULLY RELEASE AND DISCHARGE THE SELLER PARTIES FROM ANY AND ALL LIABILITY RELATED TO THE EXISTENCE OF THE DISCLOSED MATTERS.**

Buyer Last Name: Holdings, INC / Community Name: Chelsea Park Offsite / Lot # 1776 / Address:

Sales Rep: [redacted] / Date: 01/14/2022

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATES SHOWN BELOW.

Purchaser:

DocuSigned by:

[redacted] 1/14/2022

Buyer: Arrived Holdings, INC Date

Seller:

D.R. Horton, Inc. – Birmingham, an Alabama corporation

DocuSigned by:

[redacted] 1/26/2022

Date

Asst. Secretary, D.R. Horton

FHA REAL ESTATE CERTIFICATION

This certification is attached to and made part of that certain Home Purchase Agreement (the "Agreement") by and between D.R. Horton, Inc. – Birmingham, an Alabama corporation, as Seller, and Arrived Holdings, INC, as Purchaser, for the purchase and sale of Lot 1776, Block/Phase , Chelsea Park Sector 17 Subdivision in SHELBY, AL. Capitalized terms not otherwise defined herein shall have the same meanings as ascribed to them in the Agreement.

Purchaser, Seller, and Co-Broker hereby certify that (1) the terms and conditions of the Agreement are true to the best of their knowledge and belief, and (2) any other agreement entered into by any of these parties in connection with this real estate transaction is part of, or attached to, the Agreement.

PURCHASER:

[redacted] 1/14/2022

Buyer: Arrived Holdings, INC — Date

SELLER:

D.R. Horton, Inc. – Birmingham, an Alabama corporation

[redacted] 1/26/2022

Date

Asst. Secretary, D.R. Horton

CO-BROKER:

[redacted] 1/14/2022

Broker Agent: [redacted] — Date

LIABILITY INSURANCE DISCLOSURE

This Addendum is attached to and made a part of that Home Purchase Agreement (the "Agreement") between **Arrived Holdings, INC**, as Purchaser, and **D.R. Horton, Inc. – Birmingham, an Alabama corporation**, as Seller, regarding that parcel of land located in SHELBY County, Alabama, briefly described as Lot 1776 of Subdivision and referred to in the Agreement as the "Lot." All terms defined in the main text of the Agreement shall have the same meanings when used in this Addendum. Purchaser and Seller further agree as follows:

1. **Seller's Liability Insurance.** Seller hereby discloses to Purchaser that Seller has obtained and is currently maintaining liability insurance.

2. **Witness Selection.** The signatures of Seller and Purchaser below have been witnessed. Purchaser acknowledges and agrees that the witness(es) to Purchaser's signature(s) was/were selected by Purchaser.

3. **Multiple Counterparts**. This Addendum may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATES SHOWN BELOW.

Witness: DocuSigned by: [redacted] 1/14/2022 Broker Agent: [redacted] Date **Witness:** DocuSigned by: [redacted] 1/14/2022 Broker Agent: [redacted] Date	**Purchaser:** DocuSigned by: [redacted]14/2022 Buyer: Arrived Holdings, INC Date
Witness: [redacted] 1/14/2022 Sales Rep: [redacted] Date	**Seller:** D.R. Horton, Inc. – Birmingham, an Alabama corporation [redacted] 1/26/2022 [redacted] Date Asst. Secretary, D.R. Horton

[redacted]

Notice of Collection and Sharing of Personal Information

We are providing you with this notice regarding the personal information we collect, how we use it, and with whom we share it. You can learn more about privacy, how we protect your personal information and your privacy choices in our Privacy Policy, available at www.drhorton.com/privacy-policy.

Below, we describe how we handle various types of personal information you may provide to us.

Identifiers

Identifiers are pieces of information directly linked to a particular individual, such as your name, address, email address, and phone number. We use and share this information to: (1) complete transactions into which you have entered, such as completing your home sale, installing equipment or fulfilling the terms of your home warranty; (2) communicate with you, or permit third parties to communicate with you, including about products and services that may be of interest to you; (3) improve our products and services; and (4) comply with applicable law. We also may be required by law to collect this information. At times, we may share identifiers with our third-party service providers, our affiliates, or other third parties to fulfill these purposes.

Legally Protected Characteristics

Depending on the nature of our interaction with you, we may be required under state or federal law to collect certain information related to legally-protected characteristics. This may include your age, sex, race, national origin, or disability. We maintain this information to confirm our compliance with the law, or otherwise to provide you with information about products and services.

Professional, Educational or Employment-Related Information

We may collect certain professional, educational or employment-related information about you, as part of our transactions with you. We only use this information for the specific purposes described when it is collected or as required by law. At times, we may share this information with our third-party service providers, our affiliates, or other third parties to fulfill these purposes.

BUYER(S):

[redacted] 1/14/2022

Buyer: Arrived Holdings, INC Date

[redacted]

NOTICE OF SELLER'S BUSINESS AFFILIATIONS

TO:	Arrived Holdings, INC [Homebuyer(s)]	**PROPERTY:**	274 CHELSEA PARK ROAD, CHELSEA, AL 35043
FROM:	D.R. Horton, Inc. – Birmingham, an Alabama corporation [Seller]	**DATE:**	January 14, 2022

This is to give you notice that D.R. Horton, Inc-Birmingham has a business relationship with:

DHI MORTGAGE COMPANY, LTD.	**DHI TITLE OF ALABAMA, INC.**	**D.R. HORTON INSURANCE AGENCY, INC.**
[redacted]	[redacted]	[redacted]

The nature of this business relationship is that these companies are corporate affiliates, each being wholly or partially owned by, or by a subsidiary of, the same parent corporation. Because of this relationship, this referral may provide D.R. Horton - Birmingham, Inc. a financial or other benefit.

Set forth below is the estimated charge or range of charges by DHI Mortgage Company, Ltd. and DHI Title of Alabama, Inc. You are **NOT** required to use this company as a condition of your purchase of the Property from D.R. Horton, Inc.-Birmingham or as a condition of your application for, or settlement of, a mortgage loan on the Property in connection with your purchase. THERE ARE FREQUENTLY OTHER SETTLEMENT SERVICE PROVIDERS AVAILABLE WITH SIMILAR SERVICES. YOU ARE FREE TO SHOP AROUND TO DETERMINE THAT YOU ARE RECEIVING THE BEST SERVICES AND THE BEST RATE FOR THESE SERVICES.

DHI MORTGAGE COMPANY, LTD.		**DHI TITLE OF ALABAMA, INC.**	
Service	**Charge or Range**	**Service**	**Charge or Range**
Loan Origination Charge:	0% of Loan Amount plus $1,000.00	Title Services:	$625.00
	An additional 1% of the Loan Amount may apply for certain Affordable Housing Loan Programs	Simultaneous Lender's Title Insurance:	$125.00
		Owner's Title Insurance:	$750.00 - $1000.00

****DHI Title of Alabama, Inc. charge estimates are based on an average home price of $300,000. Title insurance based on the title insurer's schedule of premium rates filed with the Commissioner of the Alabama Department of Insurance. Adjustments to Sales Price, Loan Amount and Lender requirements will impact the cost of your title insurance. Mortgage fees may vary depending upon whether the loan is originated or brokered by DHI Mortgage Company, Ltd.**

Mortgage fees may vary depending upon whether the loan is originated or broker by DHI Mortgage Company, Ltd.

NOTE: A Loan Estimate of all settlement charges will be provided to you at or within three business days after loan application. You may be entitled to additional builder discounts/credits paid by the seller to purchase multiple settlement services as set forth in the Builder's Incentive and Concessions Addendum to your purchase contract.

D. R. HORTON INSURANCE AGENCY, INC.
D.R. HORTON INSURANCE AGENCY, INC. is a licensed insurance agent that offers policies of property insurance as agent for one or more insurance companies qualified to transact insurance business in the State of Alabama. You will be provided a separate proposal or quote of the terms and conditions of any policy of insurance offered by D.R. HORTON INSURANCE AGENCY, INC. in which you express an interest. For comparison purposes, the cost for a hazard insurance policy for a home valued at $300,000 with commonly selected coverage items and deductibles would range between: $361 and $8,336 per annum. The specific premium depends on various factors, including but not limited to, the value of the home, the location of the home, deductibles selected, and the amount of coverage selected. The quote will set out the estimated premium and other charges, or range of charges, by D.R. HORTON INSURANCE AGENCY, INC. for its insurance products or services.

ACKNOWLEDGMENT:
I/we have read this disclosure form and understand that **D.R. HORTON, INC.-BIRMINGHAM** referring me/us to purchase the above-described settlement services from **DHI MORTGAGE COMPANY, LTD., DHI TITLE OF ALABAMA, INC.,** and **D.R. Horton Insurance Agency, Inc.,** and may receive a financial or other benefit as the result of this referral.

[redacted] 1/14/2022

Buyer: Arrived Holdings, INC — Date

[redacted]

D.R. Horton Smart Home Disclosure

Congratulations on your new D.R. Horton Smart Home! Your new home is equipped with technology that includes some or all of the following Internet-connected devices: a programmable thermostat; a door lock; a light switch; a touchscreen smart home control device; home security devices such as door and window contacts and motion detectors; a video doorbell; a garage door opener; and a smart speaker (collectively, "**Smart Home Technology**"), all of which are integrated by an automation platform hosted by Alarm.com. Other Smart Home Technology features may be offered for an additional charge. See your D.R. Horton sales representative for complete details on the Smart Home Technology included in your home.

The video doorbell and the smart speaker will be installed by a third party ("**Installer**") *after closing*. Installation of the touchscreen smart home control device also may occur *after closing*. At that time, the Installer will activate certain components of the Smart Home Technology, provide training to you on how to use the Smart Home Technology, and provide information to you regarding additional services or products available for purchase.

The Alarm.com home automation-only application (the "**App**") is included at no charge to you for 36 months following the close of escrow on your home. Thereafter, the App may be purchased directly from the Installer for a monthly fee or, if you have contracted with the Installer for security monitoring services, the App is included with such security-monitoring services.

In order to install and activate the Smart Home Technology and to provide you with training on how to use the Smart Home Technology and information regarding additional services or products available for purchase, D.R. Horton will provide your contact information to the Installer so the Installer can get in touch with you via telephone, email or U.S. mail to schedule an appointment. For the Smart Home Technology to work, you must obtain and pay for your own Internet service, and you may need to purchase compatible devices and maintain accounts with third parties for the services. The Installer will discuss these requirements with you prior to the appointment to ensure the installation and activation goes smoothly. D.R. Horton may receive a referral fee from the Installer if you purchase additional services or products from the Installer.

IMPORTANT INSTALLATION DEADLINE: You have *120 days* from the date you close escrow on your home (the "**Deadline**") to schedule an appointment with the Installer. If you schedule an appointment with the Installer after the Deadline, you will be required to pay the Installer's then-current labor and equipment costs to install and activate certain components of the Smart Home Technology and to train you on how to use the Smart Home Technology.

PRIVACY DISCLOSURE: In connection with your purchase of a home from D.R. Horton, we will collect certain personal information from you. To learn more about the categories of personal information we collect, and how we may use or share that personal information, please view our Privacy Policy on our website at www.drhorton.com, as it may change from time to time.

COLLECTION OF INFORMATION BY DEVICES: The Smart Home Technology may collect information about you and your use of the device. This information is collected, used and analyzed by the third-party providers of the devices and the Alarm.com automation platform. Use of such information is governed by the terms, conditions, policies and practices of such third-party providers only. D.R. Horton recommends that you carefully review your agreements with, and other terms and conditions published by, these third-party providers, as well as additional information about the Smart Home Technology by visiting www.drhorton.com/smart-home. D.R. Horton does not collect any information from these devices about you or your use of the devices.

[redacted]

I acknowledge and agree that D.R. Horton does not make any representations or warranties that any or all of the Smart Home Technology is secure, will meet any of my needs or will provide any level of physical or cyber security for my home or otherwise – even if the Smart Home Technology is working as intended.

Cell Phone #: [redacted] Work Phone #: Home Phone #:

Email Address (primary): [redacted] Email Address (secondary):

My New Home – Address /Direct Mail: 274 CHELSEA PARK ROAD, CHELSEA, AL 35043
Community/Subdivision Name: Chelsea Park Sector 17

Projected Closing Date: 02/07/2022

BUYER(S):

[redacted] /14/2022

Buyer: Arrived Holdings, INC Date

DocuSign

Certificate Of Completion

Enve ope Id: 52970C3AF11041578DE92CAAF8370A0C
Subject: Purchase Agreement for Property at 274 CHELSEA PARK ROAD,
Source Enve ope:
Document Pages: 36
Cert f cate Pages: 5
AutoNav: Enab ed
Enve opeId Stamp ng: Enab ed
T me Zone: (UTC-06:00) Centra T me (US & Canada)

S gnatures: 44
In t a s: 7

Status: Comp eted

Enve ope Or g nator:
Home Sa es
[redacted]
norep y-edocs@drhorton.com
IP Address: 199.36.190.2

Record Tracking

Status: Or g na 1/14/2022 1:31:31 PM	Ho der: Home Sa es [redacted]	Locat on: DocuS gn

Signer Events

Signer Events	Signature	Timestamp
Arr ved Ho d ngs, INC, by [redacted] Secur ty Leve : .Ema 1/14/2022 3:07:03 PM	DocuSigned by: [redacted] S gnature Adopt on: Pre-se ected Sty e Us ng IP Address: 24.19.142.181	Sent: 1/14/2022 1:31:36 PM V ewed: 1/14/2022 3:07:10 PM S gned: 1/14/2022 3:08:01 PM

Electronic Record and Signature Disclosure:
Accepted: 1/14/2022 3:07:10 PM
ID: [redacted]

Signer Events	Signature	Timestamp
[redacted] Secur ty Leve : .Ema 1/14/2022 1:50:01 PM	[redacted] S gnature Adopt on: Pre-se ected Sty e Us ng IP Address: 24.177.183.220	Sent: 1/14/2022 1:31:37 PM V ewed: 1/14/2022 1:50:49 PM S gned: 1/14/2022 1:54:44 PM

Electronic Record and Signature Disclosure:
Accepted: 1/14/2022 1:50:49 PM
ID: 57ba921b-c075-44ee-8d78-9af11747814f

Signer Events	Signature	Timestamp
Hannah McKenz e Grant BLG bson@drhorton.com Secur ty Leve : https:.PaperDocuments ID: 00000000-0000-0000-0000-000000000000 1/26/2022 8:27:57 AM	[redacted] S gnature Adopt on: Pre-se ected Sty e Us ng IP Address: 104.129.206.71	Sent: 1/14/2022 1:31:37 PM Resent: 1/26/2022 4:27:54 PM V ewed: 1/26/2022 4:28:07 PM S gned: 1/26/2022 4:29:13 PM

Electronic Record and Signature Disclosure:
Accepted: 1/26/2022 4:28:07 PM
ID: 0e766a7e-571a-457b-a2ed-154e0f492513

Signer Events	Signature	Timestamp
Andre L Dacruz ALDacruz@drhorton.com Secur ty Leve : https:.PaperDocuments ID: 00000000-0000-0000-0000-000000000000 1/14/2022 5:32:22 AM	[redacted] S gnature Adopt on: Pre-se ected Sty e Us ng IP Address: 104.129.207.122	Sent: 1/14/2022 1:31:36 PM V ewed: 1/14/2022 1:32:38 PM S gned: 1/14/2022 1:34:38 PM

Electronic Record and Signature Disclosure:
Accepted: 1/14/2022 1:32:38 PM
ID: 10ba68c1-5e54-4b41-92be-6fc6d7a6566b

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Enve ope Sent	Hashed/Encrypted	1/14/2022 1:31:37 PM
Cert f ed De vered	Secur ty Checked	1/14/2022 1:32:38 PM
S gn ng Comp ete	Secur ty Checked	1/14/2022 1:34:38 PM
Comp eted	Secur ty Checked	1/26/2022 4:29:13 PM

Payment Events	Status	Timestamps

Electronic Record and Signature Disclosure

CONSENT TO ELECTRONIC RECEIPT OF CONSUMER DISCLOSURES REGARDING YOUR HOME PURCHASE CONTRACT AND ELECTRONIC SIGNATURE OF YOUR HOME PURCHASE CONTRACT

D.R. Horton, America's Builder (hereinafter "we," "us" or the "Company") is required by law to provide you certain written notices and disclosures about your home purchase contract (collectively, "Disclosures"). Set forth below are the terms and conditions for providing Disclosures to you electronically. In addition, we provide you with the option of electronically executing, through the DocuSign, Inc. ("DocuSign") electronic signing system ("DocuSign System"), all documents comprising your home purchase contract including, but not limited to, the home purchase contract and related contract addenda, Disclosures, amendments and change orders (hereinafter referred to as "Your Contract"). The terms and conditions regarding such electronic signature are also set forth below.

Please read carefully and thoroughly the information below. If you can access this information electronically, to your satisfaction, and agree to receive Disclosures electronically and to execute Your Contract with us electronically through the DocuSign System, in accordance with these terms and conditions, please confirm your agreement by clicking the "I agree" button at the bottom of this document. If you do not agree, you will receive Disclosures in paper format, and you will be required to sign paper copies of Your Contract in ink. If Your Contract and Disclosures are provided to you in paper format, there will be no charge or expense to you. The terms and conditions set forth below and your agreement to these terms and conditions will apply to all transactions related to Your Contract conducted between you and the Company through the DocuSign System. **You are not required to receive or execute documents comprising Your Contract electronically.**

Right to Obtain Paper Copies

At any time, you may request from us a paper copy of Your Contract or Disclosures that we previously made available to you electronically. You will have the ability to download and print documents that we send to you through the DocuSign System during, and immediately after, a signing session and, if you elect to create a DocuSign signer account, you may access such documents for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish for us to send you a paper copy of any such document, you may request a paper copy from us by following the procedure described below under "Procedure to Request Paper Copies of Your Contract and Disclosures Regarding Your Contract from the Company." We will not charge you any fees for one paper copy of any such requested document.

Right to Withdraw Your Consent

If you decide to receive Disclosures from us electronically and to execute Your Contract with us electronically through the DocuSign System, you may, at any time thereafter, change your mind and tell us that you now wish to receive Disclosures only in paper format and to execute Your Contract with an ink signature. How you must inform us of your decision to receive future Disclosures in paper format, execute Your Contract with an ink signature and withdraw your consent: (i) to receive Disclosures and (ii) to execute Your Contract electronically is described below under "Procedure to Withdraw Your Consent to Receive Future Disclosures Regarding Your Contract in Electronic Format and Electronically Execute Your Contract."

Consequences of Changing Your Mind

If you elect to receive required Disclosures only in paper format and execute Your Contract with an ink signature, it will slow the speed at which we can complete certain steps in the home

purchase transaction with you and deliver certain related services to you because we must send the required Disclosures and Your Contract to you in paper format, and then wait until we receive your acknowledgment of your receipt of such paper Disclosures and Your Contract, including any required signatures.

All Disclosures Regarding Your Contract Will Be Sent to You Electronically

Unless you tell us otherwise in accordance with the procedures described herein, all Disclosures and Your Contract will be provided to you electronically through the DocuSign System. To reduce the chance of you inadvertently not receiving a Disclosure or a document comprising Your Contract, we prefer to provide all required Disclosures and Your Contract documents to you by the same method (electronically or in paper format) and, if electronically, to one email address. Thus, you can receive all Disclosures and Your Contract electronically or in paper format via mail. If you do not agree to electronic receipt, please let us know as described below under "Procedure to Withdraw Your Consent to Receive Future Disclosures Regarding Your Contract in Electronic Format and Electronically Execute Your Contract." Please also see the paragraph immediately above that describes the consequences of electing not to receive Disclosures and Your Contract documents electronically.

Procedure to Contact the Company

You may send an email message, as described below, to support-edocs@drhorton.com: (i) to let us know of any changes as to how we may contact you electronically, (ii) to request paper copies of certain information from us, and (iii) to withdraw your prior consent to receive Disclosures and execute Your Contract electronically.

Procedure to Advise the Company of Your New Email Address

To let us know of a change in the email address where you wish to receive Disclosures and Your Contract electronically, you must send an email message to support-edocs@drhorton.com. In the body of such request, you must state: your previous email address and your new email address. We do not require any other information from you to change your email address.

In addition, you must notify DocuSign to arrange for your new email address to be reflected in your DocuSign account by following the process for changing an email address in the DocuSign System.

Procedure to Request Paper Copies of Your Contract and Disclosures Regarding Your Contract from the Company

To request delivery from us of a paper copy of any Disclosure previously provided to you electronically or any document comprising Your Contract that you executed electronically, you must send an email to support-edocs@drhorton.com and in the body of such request you must state your email address, full name, US Postal address, telephone number and property address for the home you are purchasing or have purchased.

Procedure to Withdraw Your Consent to Receive Future Disclosures Regarding Your Contract in Electronic Format and Electronically Execute Your Contract

To inform us that you no longer wish to receive future Disclosures in electronic format or that you have changed your mind regarding the use of the DocuSign System to execute Your Contract electronically, you must either:

i. decline to sign Your Contract within your DocuSign session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or

ii. send an email to support-edocs@drhorton.com and, in the body of such request, state your email address, full name, U.S. Postal address, telephone number and property address for the home you are purchasing or have purchased. We do not need any other information from you to withdraw your consent.

As a result of your consent withdrawal, you will no longer be able to use the DocuSign System to receive Disclosures electronically or to sign Your Contract electronically. Withdrawal of your consent will not, however, affect the legal validity and enforceability of any Disclosure that you previously received electronically or of any documents that comprise Your Contract that you previously executed electronically. Any withdrawal of your consent will be effective immediately. We will not charge you a fee for withdrawal of your consent.

Required* Hardware and Software

Operating Systems:	Windows® XP, Windows Vista®; Windows 7; Mac OS® X
Browsers:	Final release versions of Internet Explorer® 7.0 or above (Windows only); Mozilla Firefox 3.0 or above (Windows and Mac); Safari™ 3.0 or above (Mac only); Google Chrome 5.0 or above.
Mobile Signing:	Apple iOS 4.0 or above; Android 2.2 or above.
PDF Reader:	Acrobat® or similar software may be required to view and print PDF files
Screen Resolution:	1024 x 768 minimum
Enabled Security Settings:	Allow per session cookies

*These minimum requirements are subject to change. If these requirements change, you will be asked to re-accept the disclosure. Pre-release (e.g. beta) versions of operating systems and browsers are not supported.

Acknowledging Your Access and Consent to Receive Materials Regarding Your Contract Electronically and Execute Your Contract Electronically

To confirm to us that you can access this information electronically, which will be similar to other Disclosures and documents comprising Your Contract that we will provide to you, please verify, by clicking the "I agree" button below, that: (i) you were able to read this electronic disclosure and that you also were able to print this page on paper or electronically save it for your future reference and access or (ii) that you were able to email this disclosure to an address where you will be able to print it on paper or save it for your future reference and access. Further, if you consent to receiving Disclosures in electronic format and to execute Your Contract through the DocuSign System on the terms and conditions described above, please let us know by clicking the "I agree" button below.

By checking the "I agree" box, I confirm that:

- **I can access and read this electronic CONSENT TO ELECTRONIC RECEIPT OF CONSUMER DISCLOSURES REGARDING YOUR HOME PURCHASE CONTRACT AND ELECTRONIC SIGNATURE OF YOUR HOME PURCHASE CONTRACT; and**
- **I can print on paper the disclosure or save or send the disclosure to a place where I can print it, for future reference and access; and**
- **Until or unless I notify the Company as described above, I consent to receive and to execute through electronic means, all Disclosures and all Your Contract documents.**